CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
3.50% Senior Notes due 2023	$1,000,000,000	99.185%	$991,850,000	$135,288

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (File No. 333-166805) filed by the Registrant on May 13, 2010, as amended by the Post Effective Amendment No. 1 filed by the Registrant on January 3, 2012.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-166805

PROSPECTUS SUPPLEMENT TO

PROSPECTUS DATED JANUARY 3, 2012

$1,000,000,000

American Tower Corporation

3.50% Senior Notes due 2023

We are offering $1 billion of Senior Notes due 2023 (the “notes”). We will pay cash interest on the notes on January 31 and July 31 of each year, beginning on July 31, 2013. The notes will mature on January 31, 2023.

The notes will be general, unsecured obligations of American Tower Corporation and will rank equally in right of payment with all other senior unsecured debt obligations of American Tower Corporation. The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries.

We may redeem the notes at any time, in whole or in part, in cash at a redemption price equal to 100% of the principal amount of the notes plus a make-whole premium, together with accrued interest to the redemption date.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-10 and those described as risk factors in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

	Public Offering Price(1)	Underwriting Discount	Proceeds Before Expenses to American Tower Corporation
Per note	99.185%	0.650%	98.535%
Total	$991,850,000	$6,500,000	$985,350,000

(1)	Plus accrued interest, if any, from January 8, 2013, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment on January 8, 2013.

Joint Book-Running Managers

Barclays	J.P. Morgan	RBC Capital Markets	RBS

Passive Joint Book-Running Manager

Santander

Senior Co-Managers

BNP PARIBAS	BofA Merrill Lynch	Citigroup	Credit Suisse	EA Markets

Mizuho Securities	Morgan Stanley	TD Securities

The date of this prospectus supplement is January 3, 2013.

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We are responsible for the information contained and incorporated by reference in this prospectus supplement and accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or accompanying prospectus is accurate as of any date other than the date of the document containing the information.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus contain or incorporate by reference statements about future events and expectations, or forward-looking statements, all of which are inherently uncertain. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding our ability to qualify or to remain qualified as a real estate investment trust (“REIT”); the amount and timing of any future distributions including those we are required to make as a REIT; our substantial leverage and debt service obligations; future prospects of growth in the communications site leasing industry; the level of future expenditures by companies in this industry and other trends in this industry; the effects of consolidation among companies in our industry and among our customers and other competitive pressures; economic, political and other events, particularly those relating to our international operations; our ability to maintain or increase our market share; changes in environmental, tax and other laws; our ability to protect our rights to the land under our towers; natural disasters and similar events; the possibility of health risks relating to radio emissions; our future operating results; our future purchases under our stock repurchase program; our future capital expenditure levels; our future financing transactions; and our plans to fund our future liquidity needs. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate. See “Risk Factors.” These forward-looking statements may be found in this prospectus supplement and the accompanying prospectus generally as well as the documents incorporated by reference.

You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these

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events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We do not intend to update or revise the forward-looking statements we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere might not occur.

MARKET AND INDUSTRY DATA

This prospectus supplement and accompanying prospectus contain or incorporate by reference estimates regarding market data, which are based on our internal estimates, independent industry publications, reports by market research firms and/or other published independent sources. In each case, we believe these estimates are reasonable. However, market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market data. As a result, you should be aware that market data set forth in this prospectus supplement, accompanying prospectus or incorporated by reference, and estimates and beliefs based on such data, may not be reliable.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into the prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes, before making an investment decision. Unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our” and “American Tower” are references to American Tower Corporation and its predecessor, as applicable, and its consolidated subsidiaries as the context requires. References herein to our “common stock” refer to our common stock and the Class A common stock of our predecessor, as applicable.

American Tower Corporation

American Tower Corporation was created as a subsidiary of American Radio Systems Corporation in 1995 to own, manage, develop and lease communications and broadcast tower sites, and was spun off into a free-standing public company in 1998. Since inception, we have grown our communications site portfolio through acquisitions, long-term lease arrangements, development and construction, and through mergers with, and acquisitions of, other tower operators, increasing the size of our portfolio to over 53,000 communications sites.

To effect its conversion to a REIT for federal income tax purposes, effective December 31, 2011, American Tower Corporation merged with and into its wholly owned subsidiary, American Tower REIT, Inc. American Tower REIT, Inc., the surviving corporation, was renamed American Tower Corporation and began operating as a REIT for federal income tax purposes effective January 1, 2012.

American Tower Corporation is a holding company, and we conduct our operations through our directly and indirectly owned subsidiaries. Our principal United States operating subsidiaries are American Towers LLC and SpectraSite Communications, LLC. We conduct our international operations through our subsidiary, American Tower International, Inc., which in turn conducts operations through its various international operating subsidiaries and joint ventures. Our international operations consist primarily of our operations in Brazil, Chile, Colombia, Germany, Ghana, India, Mexico, Peru, South Africa and Uganda.

Our principal executive office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. Our main telephone number at that address is (617) 375-7500.

RECENT DEVELOPMENTS

Credit Facilities

We borrowed $265.0 million under our $1.0 billion unsecured revolving credit facility entered into in April 2011 (the “2011 Credit Facility”) and an aggregate of $992.0 million under our $1.0 billion unsecured revolving credit facility entered into in January 2012 (the “2012 Credit Facility”), which amounts were primarily used to fund certain acquisitions completed during the fourth quarter of 2012, as discussed below.

On November 30, 2012, we repaid all amounts outstanding under the Colombian short-term credit facility our Colombian subsidiary entered into in July 2011 (the “Colombian Short-Term Credit Facility”) with 135.0 billion Colombian Pesos (“COP”) drawn under our new COP denominated secured long-term credit facility, which our Colombian subsidiary entered into in October 2012 (the “Colombian Long-Term Credit Facility”). The November 2012 borrowing under the Colombian Long-Term Credit Facility approximated $74.3 million at the time of transaction and $75.0 million as of September 30, 2012.

In November and December 2012, we borrowed an aggregate of $7.2 million under the Colombian loan to fund acquisitions and other capital projects.

International Acquisitions

On December 4, 2012, we acquired 2,031 KPN sites in Germany from KPN’s German subsidiary, E-Plus, for a purchase price of approximately €392.9 million, as further adjusted by €8.6 million, for total consideration of €401.5 million (approximately $525.7 million) (the “Germany Acquisition”).

On December 14, 2012, we acquired 190 sites in Mexico for a purchase price of approximately $64.6 million (including value added tax of $8.9 million).

During the fourth quarter of 2012, we used an aggregate of approximately $3.6 million of borrowings under the Colombian loan to purchase approximately 40 sites in Colombia.

Domestic Acquisitions

During the fourth quarter of 2012, we paid an aggregate of approximately $506.6 million, primarily consisting of borrowings under the 2011 Credit Facility and the 2012 Credit Facility, to purchase approximately 680 sites in the United States.

THE OFFERING

Issuer	American Tower Corporation, a Delaware corporation.

Securities Offered	$1 billion aggregate principal amount of 3.50% senior notes due 2023.

Maturity Date	January 31, 2023.

Interest Payments	January 31 and July 31 of each year, beginning on July 31, 2013. Interest will accrue from January 8, 2013.

Ranking	The notes will be general, unsecured obligations and will rank equally in right of payment with all of our other senior unsecured debt obligations. As of September 30, 2012, after giving effect to the transactions described under “Capitalization,” we would have had approximately $6,316.1 million of senior unsecured indebtedness outstanding. In addition, we would have had approximately $1,717.0 million in aggregate undrawn loan commitments under our 2011 Credit Facility and our 2012 Credit Facility, net of approximately $9.4 million of outstanding undrawn letters of credit.

The notes will be structurally subordinated to all existing and future indebtedness and other obligations of our subsidiaries. Our subsidiaries are not guarantors of the notes. As of September 30, 2012, after giving effect to the transactions described under “Capitalization,” our subsidiaries would have had approximately $2,454.3 million of total debt obligations (excluding intercompany obligations), including:

•

$1,750.0 million in commercial mortgage pass-through certificates backed by the debt of two special purpose subsidiaries, which is secured primarily by mortgages on those subsidiaries’ interests in 5,280 broadcast and wireless communications towers and the related tower sites;

•	$100.3 million of subsidiary South African Rand denominated secured debt (834.3 million South African Rand);

•	$52.2 million of subsidiary COP denominated debt (94.0 billion COP);

•	$75.0 million of COP denominated secured debt (135.0 billion COP) under the Colombian Long-Term Credit Facility;

•

$215.6 million of aggregated U.S. Dollar denominated debt entered into by our majority owned joint ventures in Colombia, Ghana and Uganda (represents the portion of the debt reported as our outstanding debt, after elimination in consolidation of the portion of the debt loaned by our wholly owned subsidiaries);

•

$207.6 million in secured cellular site revenue notes ($196.0 million principal amount due at maturity plus $11.6 million of unamortized premium) secured by, among other things, liens on approximately 1,470 real property interests and assumed by us in connection with the acquisition of certain legal entities from Unison Holdings, LLC and Unison Site Management II, L.L.C.; and

•	approximately $53.6 million of other debt, which consists primarily of capital leases attributable to wholly owned subsidiaries.

Optional Redemption	We may redeem the notes at any time, in whole or in part, in cash, at a redemption price equal to 100% of the principal amount of the notes plus a make-whole premium, together with accrued interest to the redemption date.

Change of Control Offer	Following a Change of Control and Ratings Decline (each as defined herein), we will be required to offer to purchase all of the notes at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, up to but not including the date of repurchase. See “Description of Notes—Repurchase of Notes Upon a Change of Control Triggering Event.” The 2011 Credit Facility and the 2012 Credit Facility might restrict our ability to make such a payment.

Certain Covenants	The provisions of the indenture governing the notes will, among other things, limit our ability to:

•	create liens; and

•	merge, consolidate or sell assets.

These covenants are subject to a number of important exceptions.

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $983.4 million, after deducting discounts and commissions payable to the underwriters and estimated expenses of this offering payable by us. We intend to use the net proceeds to refinance some or all of the existing indebtedness incurred under the 2011 Credit Facility and/or the 2012 Credit Facility, which was primarily used to fund recent acquisitions. Subject to the terms of our credit facilities, amounts outstanding thereunder that are repaid may be re-borrowed at a later date. See “Use of Proceeds” and “Capitalization.”

Conflicts of Interest	As described in “Use of Proceeds,” the net proceeds of this offering will be used to pay down borrowings under the 2011 Credit Facility and/or the 2012 Credit Facility. Because more than 5% of the proceeds of this offering, not including underwriting compensation, may be received by affiliates of certain underwriters in this offering, this offering is being conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering.

No Prior Market	We do not intend to list the notes on any securities exchange or any automated dealer quotation system. Although the underwriters have informed us that they presently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time at their sole discretion without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Denominations	The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 thereafter.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Before investing in the notes, you should carefully consider all of the information in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the discussions under “Risk Factors” beginning on page S-10 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated by reference herein.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial data for the fiscal years ended December 31, 2011, 2010 and 2009 and as of December 31, 2011 and 2010 is derived from historical audited consolidated financial information included in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report”), which is incorporated herein by reference. The selected historical consolidated financial data for the fiscal years ended December 31, 2008 and 2007 and as of December 31, 2009, 2008 and 2007 is derived from historical financial information not included or incorporated by reference in this prospectus supplement. The selected historical consolidated financial data for the nine months ended September 30, 2012 and 2011 and as of September 30, 2012 is derived from historical financial information included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated herein by reference. Our unaudited financial statements have been prepared on the same basis as our audited financial information, and in management’s opinion, the unaudited information described above includes only normal recurring adjustments necessary for a fair presentation. Results for the nine months ended September 30, 2012 are not necessarily indicative of results for the full year or any future period.

You should read the selected historical consolidated financial data in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and related notes, which are incorporated by reference in this prospectus supplement, and the information set forth under the heading “Risk Factors” beginning on page S-10 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated by reference herein. Year-to-year comparisons are significantly affected by our acquisitions, dispositions and construction of towers.

	Year Ended December 31,					Nine Months Ended September 30,
	2007	2008	2009	2010	2011	2011	2012
						(unaudited)
	(In thousands, except number of sites)
Statements of Operations Data:
Revenues:
Rental and management	$1,425,975	$1,547,035	$1,668,420	$1,936,373	$2,386,185	$1,745,302	$2,063,806
Network development services	30,619	46,469	55,694	48,962	57,347	45,031	43,780

Total operating revenues	1,456,594	1,593,504	1,724,114	1,985,335	2,443,532	1,790,333	2,107,586
Operating expenses:
Cost of operations (exclusive of items shown separately below)
Rental and management(1)	343,450	363,024	383,990	447,629	590,272	432,454	506,120
Network development services(2)	16,172	26,831	32,385	26,957	30,684	22,884	22,153
Depreciation, amortization and accretion(3)	522,928	405,332	414,619	460,726	555,517	411,902	465,788
Selling, general, administrative and development expense(4)	186,483	180,374	201,694	229,769	288,824	214,929	237,891
Other operating expenses	9,198	11,189	19,168	35,876	58,103	35,770	35,150

Total operating expenses	1,078,231	986,750	1,051,856	1,200,957	1,523,400	1,117,939	1,267,102

Operating income	378,363	606,754	672,258	784,378	920,132	672,394	840,484
Interest income, TV Azteca, net	14,207	14,253	14,210	14,212	14,214	10,587	10,715
Interest income	10,848	3,413	1,722	5,024	7,378	6,837	6,253
Interest expense	(235,824)	(253,584)	(249,803)	(246,018)	(311,854)	(226,735)	(297,622)
Loss on retirement of long-term obligations	(35,429)	(4,904)	(18,194)	(1,886)	—	—	(398)
Other income (expense)	20,675	5,988	1,294	315	(122,975)	(115,710)	(19,468)

Income from continuing operations before income taxes and income on equity method investments	152,840	371,920	421,487	556,025	506,895	347,373	539,964
Income tax provision	(59,809)	(135,509)	(182,565)	(182,489)	(125,080)	(161,981)	(64,117)
Income on equity method investments	19	22	26	40	25	14	25

Income from continuing operations	93,050	236,433	238,948	373,576	381,840	185,406	475,872
(Loss) income from discontinued operations, net	(36,396)	110,982	8,179	30	—	—	—

Net income	56,654	347,415	247,127	373,606	381,840	185,406	475,872
Net (income) loss attributable to noncontrolling interest	(338)	(169)	(532)	(670)	14,622	5,946	25,732

Net income attributable to American Tower Corporation	$56,316	$347,246	$246,595	$372,936	$396,462	$191,352	$501,604

Other Data:
Capital expenditures	$154,381	$243,484	$250,262	$346,664	$523,015	$397,088	$377,026
Cash provided by operating activities	692,679	773,258	842,126	1,020,977	1,165,942	849,998	1,116,547
Cash used for investing activities	(186,180)	(274,940)	(543,066)	(1,300,902)	(2,790,812)	(1,559,631)	(1,174,266)
Cash (used for) provided by financing activities	(754,640)	(388,172)	(194,942)	910,330	1,086,095	4,265	112,095
Sites owned and operated at end of period	22,807	23,740	27,256	35,074	45,478	39,927	50,966

	As of December 31,					As of September 30, 2012
	2007	2008	2009	2010	2011
						(unaudited)
	(In thousands)
Balance Sheet Data(5):
Cash and cash equivalents (including restricted cash)(6)	$86,807	$194,943	$295,129	$959,935	$372,961	$425,794
Property and equipment, net	3,045,186	3,022,636	3,169,623	3,683,474	4,901,012	5,242,781
Total assets	8,130,457	8,211,665	8,519,931	10,370,084	12,229,814	12,961,304
Long-term obligations, including current portion	4,285,284	4,333,146	4,211,581	5,587,388	7,236,308	7,489,564
Total American Tower Corporation equity	3,022,092	2,991,322	3,315,082	3,501,444	3,287,220	3,556,754

(1)	For the years ended December 31, 2007 through 2010, there was no stock-based compensation expense included. For the year ended December 31, 2011 and the nine months ended September 30, 2011 and 2012, amount includes approximately $1.1 million, $0.9 million and $0.6 million, respectively, in stock-based compensation expense.
(2)	For the years ended December 31, 2007 through 2010, there was no stock-based compensation expense included. For the year ended December 31, 2011 and the nine months ended September 30, 2011 and 2012, amount includes approximately $1.2 million, $0.9 million and $0.7 million, respectively, in stock-based compensation expense.
(3)

In 2008, we completed a review of the estimated useful lives of our tower assets. Based upon this review, we revised the estimated useful lives of our towers and certain related intangible assets, primarily our network location intangible assets, from our historical estimate of

15 years to a revised estimate of 20 years. We accounted for this change as a change in estimate which was accounted for prospectively, effective January 1, 2008. For the year ended December 31, 2008, the change resulted in a reduction in depreciation and amortization expense of approximately $121.2 million and an increase in net income of approximately $74.4 million.

(4)	For the years ended December 31, 2007, 2008, 2009, 2010 and 2011 and the nine months ended September 30, 2011 and 2012, amount includes approximately $54.6 million, $54.8 million, $60.7 million, $52.6 million, $45.1 million, $34.4 million and $38.3 million, respectively, in stock-based compensation expense.
(5)	Balances have been revised to reflect purchase accounting measurement period adjustments.
(6)	As of December 31, 2007, 2008, 2009, 2010 and 2011 and September 30, 2012, amount includes approximately $53.7 million, $51.9 million, $47.8 million, $76.0 million, $42.8 million and $43.5 million, respectively, of restricted funds pledged as collateral to secure obligations and cash, the use of which is otherwise limited by contractual provisions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods presented:

	Year Ended December 31,					Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges(1)	1.50x	2.12x	2.27x	2.65x	2.19x	2.37x

(1)	For the purpose of this calculation, “earnings” consists of income from continuing operations before income taxes, income on equity method investments and fixed charges (excluding interest capitalized and amortization of interest capitalized). “Fixed charges” consists of interest expensed and capitalized, amortization of debt discounts and premiums and related issuance costs and the component of rental expense associated with operating leases believed by management to be representative of the interest factor thereon.

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information presented and incorporated by reference in this prospectus supplement and the accompanying prospectus, in evaluating us, our business and an investment in the notes. A description of the risks related to our business is included in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is incorporated by reference herein. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties that we do not currently know about, or that we currently believe are immaterial, may also adversely impact our business. Events relating to any of the following risks as well as other risks and uncertainties could seriously harm our business, financial condition and results of operations. In such a case, the trading value of the notes could decline, or we may be unable to meet our obligations under the notes, which in turn could cause you to lose all or part of your investment.

Risks related to this offering

Our leverage and debt service obligations may materially and adversely affect us.

We have a substantial amount of indebtedness. As of September 30, 2012, after giving effect to the transactions described under “Capitalization,” we would have had approximately $8,770.4 million of consolidated debt and the ability to borrow additional aggregate amounts of approximately $1,717.0 million under the 2011 Credit Facility and the 2012 Credit Facility, net of approximately $9.4 million of outstanding undrawn letters of credit. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts due with respect to, our indebtedness. We are also permitted, subject to certain restrictions under our existing indebtedness, to obtain additional long-term debt and working capital lines of credit to meet future financing needs. This would effectively increase our total leverage. Furthermore, the indenture relating to the notes does not prohibit us from incurring additional indebtedness. Our leverage could have significant negative consequences on our financial condition and results of operations, including:

•

impairing our ability to meet one or more of the financial ratio covenants contained in our debt agreements or to generate cash sufficient to pay interest or principal due under those agreements, which could result in an acceleration of some or all of our outstanding debt and the loss of towers subject to our securitization transaction if an uncured default occurs;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional debt or equity financing;

•	increasing our borrowing costs if our current investment grade debt ratings decline;

•

requiring the dedication of a substantial portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures;

•	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the markets in which we compete;

•	limiting our ability to repurchase our common stock; and

•	placing us at a possible competitive disadvantage to less leveraged competitors and competitors that may have better access to capital resources.

Our holding company structure results in structural subordination of the notes and may affect our ability to make payments on the notes.

The notes will be obligations exclusively of American Tower Corporation and not of our subsidiaries. However, all of our operations are conducted through our subsidiaries. Our cash flow and our ability to service our debt, including the notes, is dependent upon distributions of earnings, loans or other payments by our subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other consideration. Payments to us by our subsidiaries are contingent upon our subsidiaries’ earnings and cash flows. Moreover, our subsidiaries may incur indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. The notes are structurally subordinated to all existing, and will be structurally subordinated to all future, indebtedness and other obligations issued by our subsidiaries. Certain of our subsidiary indebtedness is also secured. As of September 30, 2012, after giving effect to the transactions described under “Capitalization,” our subsidiaries would have had approximately $2,454.3 million of total debt obligations (excluding intercompany obligations), including:

•

$1,750.0 million in commercial mortgage pass-through certificates backed by the debt of two special purpose subsidiaries, which is secured primarily by mortgages on those subsidiaries’ interests in 5,280 broadcast and wireless communications towers and the related tower sites;

•	$100.3 million of subsidiary South African Rand denominated secured debt (834.3 million South African Rand) that was used to partially finance the purchase of towers in South Africa;

•	$52.2 million of subsidiary COP denominated debt (94.0 billion COP) that was used to finance the purchase of towers in Colombia;

•

$75.0 million of COP denominated secured debt (135.0 billion COP) under the Colombian Long-Term Credit Facility that was used to partially finance the purchase of towers and of exclusive use rights in Colombia;

•

$215.6 million of aggregated U.S. Dollar denominated debt entered into by our majority owned joint ventures in Colombia, Ghana and Uganda (represents the portion of the debt reported as our outstanding debt, after elimination in consolidation of the portion of the debt loaned by our wholly owned subsidiaries);

•

$207.6 million in secured cellular site revenue notes ($196.0 million principal amount due at maturity plus $11.6 million of unamortized premium) secured by, among other things, liens on approximately 1,470 real property interests and assumed by us in connection with the acquisition of certain legal entities from Unison Holdings, LLC and Unison Site Management II, L.L.C.; and

•	approximately $53.6 million of other debt, which consists primarily of capital leases attributable to wholly owned subsidiaries.

In the event of our insolvency, liquidation or reorganization, or should any of the indebtedness of our subsidiaries be accelerated because of a default, the holders of those debt obligations would have a claim to the proceeds from any liquidation of, or distribution from, certain of our subsidiaries prior to a claim by holders of the notes.

There may be no public market for the notes offered hereby.

Prior to the sale of the notes offered by this prospectus supplement, there has been no public market for the notes and we cannot assure you as to:

•	the liquidity of any market that may develop;

•	your ability to sell your notes; or

•	the price at which you would be able to sell your notes.

If a market were to exist for the notes, the notes could trade at prices that are lower than the principal amount of your purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. We do not intend to apply for listing of the notes on any securities exchange or any automated dealer quotation system.

The underwriters have advised us that they presently intend to make a market in the notes. The underwriters are not obligated, however, to make a market in the notes, and may discontinue any such market-making at any time at their sole discretion. In addition, any market-making activity will be subject to the limits imposed by securities laws. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes.

We may be unable to repay the notes when due or repurchase the notes when we are required to do so and holders may be unable to require us to repurchase their notes in certain circumstances.

At final maturity of the notes or in the event of acceleration of the notes following an event of default, the entire outstanding principal amount of the notes will become due and payable. Upon the occurrence of a Change of Control Triggering Event (as described in this prospectus supplement), we will be required to offer to repurchase in cash all outstanding notes at a redemption price equal to 101% of the principal amount of the notes plus accrued and unpaid interest, if any, up to, but not including, the repurchase date. If we were unable to make the required payments or repurchases of the notes, it would constitute an event of default under the notes and, as a result, under the 2011 Credit Facility, the 2012 Credit Facility and other outstanding indebtedness. The indentures for our other outstanding indebtedness also provide for repurchase rights upon a change of control and, in some cases, other fundamental changes under different terms. As a result, holders of our other indebtedness may have the ability to require us to repurchase their debt securities before the holders of the notes would have such repurchase rights. It is possible that we will not have sufficient funds at maturity, upon acceleration or at the time of the Change of Control Triggering Event or other fundamental change to make the required repurchase of notes and other indebtedness. In addition, a Change of Control (as described in this prospectus supplement) and certain other change of control events would constitute an event of default under the 2011 Credit Facility and the 2012 Credit Facility.

Holders may not be able to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including a proxy contest where our board of directors does not endorse the dissident slate of directors but approves them as Continuing Directors (as described in this prospectus supplement). In this regard, a decision of the Delaware Chancery Court (not involving us or our securities) considered a change of control redemption provision of an indenture governing publicly traded debt securities that is substantially similar to the change of control event described in clause (3) of the definition of “Change of Control.” In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture, provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination). See “Description of Notes—Repurchase of Notes Upon a Change of Control Triggering Event.”

The notes effectively rank junior to any secured indebtedness we incur in the future.

The notes are our general unsecured obligations, and effectively rank junior to any secured indebtedness we incur in the future to the extent of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure indebtedness will be available to pay obligations on the notes only after all such secured indebtedness has been repaid in full from such assets. As a result, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $983.4 million, after deducting discounts and commissions payable to the underwriters and estimated expenses of this offering payable by us. We intend to use the net proceeds to refinance some or all of the existing indebtedness incurred under the 2011 Credit Facility and/or the 2012 Credit Facility, which was primarily used to fund recent acquisitions. Pending use, the net proceeds may be invested temporarily in short-term marketable securities. Our management will have broad discretion in the application of the net proceeds, and the purposes for which the net proceeds are used may change from those described above.

The 2011 Credit Facility has a term of five years, matures on April 8, 2016 and currently bears interest at a rate equal to 1.850% above the London Interbank Offered Rate (“LIBOR”). The 2012 Credit Facility has a term of five years, matures on January 31, 2017 and currently bears interest at a rate equal to 1.625% above LIBOR. See “Recent Developments” and “Capitalization.”

Affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under the 2011 Credit Facility and/or the 2012 Credit Facility.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of September 30, 2012:

•	on a historical basis;

•

on an “as adjusted” basis, after giving effect to the following: (i) borrowings under the 2011 Credit Facility of $265.0 million in December 2012, (ii) aggregate borrowings under the 2012 Credit Facility of $992.0 million in November and December 2012, (iii) borrowings in November 2012 under our Colombian Long-Term Credit Facility of 135.0 billion COP (approximately $75.0 million) and the associated repayment of all outstanding amounts under our Colombian Short-Term Credit Facility, (iv) borrowings in November and December 2012 of $7.2 million under the Colombian loan and (v) the associated payments of $1,100.5 million in connection with certain fourth quarter acquisitions, and

•

on an “as further adjusted” basis, after giving effect to the receipt of approximately $983.4 million, after deducting discounts and commissions payable to the underwriters and estimated expenses payable by us, and the use of $265.0 million of the net proceeds to repay existing outstanding indebtedness under the 2011 Credit Facility and approximately $718.4 million to repay existing outstanding indebtedness under the 2012 Credit Facility.

In addition, we have the ability to borrow additional amounts under the 2011 Credit Facility and the 2012 Credit Facility. You should read the capitalization table below in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements incorporated by reference in this prospectus supplement.

	As of September 30, 2012
	Historical	As Adjusted	As Further Adjusted
	(In thousands)
Cash and cash equivalents(1)(2)	$382,312	$546,064		546,064

Long-term debt, including current portion(3):
American Tower subsidiary debt:
Commercial mortgage pass-through certificates, series 2007-1	$1,750,000	$1,750,000	$1,750,000
Unison notes, Series 2010-1 Class C, Series 2010-2 Class C and Series 2010-2 Class F notes	207,627	207,627		207,627
South African facility(4)	100,338	100,338		100,338
Colombian bridge loan(5)	52,215	52,215		52,215
Colombian Short-Term Credit Facility(5)	74,978	—		—
Colombian Long-Term Credit Facility(5)	—	74,978		74,978
Colombian loan(6)	16,336	23,576		23,576
Ghana loan(6)	130,951	130,951		130,951
Uganda loan(6)	61,023	61,023		61,023
Capital leases and other long-term subsidiary debt	53,559	53,559		53,559

Total American Tower subsidiary debt	2,447,027	2,454,267		2,454,267
American Tower Corporation debt:
2012 term loan	750,000	750,000		750,000
2011 Credit Facility	—	265,000		—
2012 Credit Facility	—	992,000		273,628
4.70% senior notes due 2022	698,732	698,732		698,732
5.90% senior notes due 2021	499,343	499,343		499,343
5.05% senior notes due 2020	699,314	699,314		699,314
4.50% senior notes due 2018	999,389	999,389		999,389
4.625% senior notes due 2015	599,600	599,600		599,600
7.00% senior notes due 2017	500,000	500,000		500,000
7.25% senior notes due 2019	296,159	296,159		296,159
Notes offered hereby	—	—		1,000,000

Total American Tower Corporation debt	5,042,537	6,299,537		6,316,165

Total long-term debt, including current portion	$7,489,564	$8,753,804	$8,770,432

	As of September 30, 2012
	Historical	As Adjusted	As Further Adjusted
	(In thousands)
Equity:
Common stock(7)	3,956	3,956		3,956
Additional paid-in capital	4,971,181	4,971,181		4,971,181
Distributions in excess of earnings	(1,237,569)	(1,237,569)		(1,237,569)
Accumulated other comprehensive loss	(164,081)	(164,081)		(164,081)
Treasury stock(1)	(16,733)	(16,733)		(16,733)

American Tower Corporation equity	3,556,754	3,556,754		3,556,754
Non-controlling interest	129,228	129,228		129,228

Total equity	3,685,982	3,685,982		3,685,982

Total capitalization	$11,175,546	$12,439,786	$12,456,414

(1)	Does not reflect (a) the repurchase of approximately 619,000 shares of common stock for an aggregate purchase price of approximately $46.0 million, including commissions and fees, during the period from October 1, 2012 through December 31, 2012 pursuant to our previously announced stock repurchase program and (b) the distribution of approximately $90.9 million to our stockholders of record in October 2012 and the distribution of approximately $94.8 million to our stockholders of record in December 2012.
(2)	As of September 30, 2012, amount excludes approximately $43.5 million of restricted funds pledged as collateral to secure obligations and cash, the use of which is otherwise limited by contractual provisions.
(3)	Excludes intercompany indebtedness that is eliminated in our consolidated financial statements.
(4)	The South African facility is denominated in South African Rand.
(5)	The Colombian Long-Term Credit Facility, Colombian Short-Term Credit Facility and the Colombian bridge loan are denominated in COP. The November 2012 borrowing under the Colombian Long-Term Credit Facility and associated repayment under the Colombian Short-Term Credit Facility of 135.0 billion COP approximated $74.3 million at the time of transaction and $75.0 million as of September 30, 2012.
(6)	The Colombian, Ghana and Uganda loans are denominated in U.S. Dollars.
(7)	Common stock consists of common stock, par value $.01 per share — 1,000,000,000 shares authorized, 395,607,119 shares issued and 395,354,428 shares outstanding, as of September 30, 2012.

DESCRIPTION OF NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the references to “American Tower,” “we,” “us” or “our” refer only to American Tower Corporation (and not to any of its affiliates, including Subsidiaries). The following description supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

American Tower Corporation will issue the notes under an indenture dated as of May 13, 2010, between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as previously amended and supplemented and as further supplemented by a sixth supplemental indenture thereto, relating to the notes. We refer to the indenture as so amended and supplemented as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the indenture and does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as a holder of the notes. Copies of the indenture are available from the trustee and a copy has been filed with the registration statement of which the accompanying prospectus is a part, as set forth below under “Where You Can Find More Information.” We use certain defined terms in this description that are not defined below under “— Certain Definitions” or elsewhere in this description; these terms have the meanings assigned to them in the indenture.

General

We will issue $1 billion aggregate principal amount of notes in this offering.

The notes will be issued in minimum denominations of $2,000 and multiples of $1,000 thereafter.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the notes previously issued. Any additional notes having such similar terms, together with the notes previously issued, will constitute a single series of notes previously issued under the indenture.

The notes will mature on January 31, 2023. Accrued and unpaid interest on the notes will be payable in U.S. Dollars semi-annually in arrears on January 31 and July 31 of each year, which we refer to as “interest payment dates,” beginning on July 31, 2013 to the persons in whose names the notes are registered at the close of business on the preceding January 15 and July 15 respectively, which we refer to as “record dates.” Interest on the notes will accrue from January 8, 2013 and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Each payment of interest on the notes will include interest accrued through the day before the applicable interest payment date. Any payment required to be made on any day that is not a business day will be made on the next business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from the original payment date to the date of that payment on the next business day.

We will pay principal and interest on the notes, register the transfer of the notes and exchange the notes at our office or agency maintained for that purpose, which initially will be the Corporate Trust Office of the trustee. We may change the paying agent or registrar without prior notice to the holders of the notes, and we or any of our subsidiaries may act as paying agent or registrar. So long as the notes are represented by global debt securities, the interest payable on the notes will be paid to Cede & Co, the nominee of the depositary, or its registered assigns as the registered owner of such global debt securities, by wire transfer of immediately available funds on each of the applicable interest payment dates. If any of the notes are no longer represented by a global debt security, we have the option to pay interest by check mailed to the address of the person entitled to the interest. No service charge will be made for any transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable.

The notes are our senior unsecured obligations and rank equally in right of payment with all our existing and future senior unsecured debt. The notes are effectively junior to all of our secured indebtedness to the extent of the assets securing such indebtedness. Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. Our subsidiaries are not guarantors of the notes. Accordingly, the notes are effectively subordinated to all indebtedness and other obligations of our subsidiaries, including (i) $1,750.0 million of indebtedness incurred by two of our special-purpose subsidiaries in connection with the offering of commercial mortgage-pass through certificates, which indebtedness is secured primarily by mortgages on the subsidiaries’ interest in 5,280 wireless and broadcast communication towers (as of September 30, 2012) and the related tower sites, trade payables and lease obligations and (ii) $196.0 million of indebtedness (the fair value of which was $209.3 million at the date of acquisition) incurred by entities we acquired in connection with the acquisition of certain legal entities from Unison Holdings, LLC and Unison Site Management II, L.L.C., which indebtedness is secured by, among other things, liens on approximately 1,470 real property interests.

As of September 30, 2012, after giving effect to the transactions described under “Capitalization,” we and our subsidiaries would have had total outstanding consolidated debt of approximately $8,770.4 million, consisting of:

•	approximately $6,316.1 million of our indebtedness; and

•	approximately $2,454.3 million of indebtedness of our subsidiaries.

As of September 30, 2012, after giving effect to the transactions described under “Capitalization,” we had the ability to borrow an additional $1,717.0 million under the 2011 Credit Facility and the 2012 Credit Facility, net of approximately $9.4 million of outstanding undrawn letters of credit.

As of the issue date, our current subsidiaries, other than those listed in the definition of “Unrestricted Subsidiary” under “— Certain Definitions” below, will be Subsidiaries. Under certain circumstances, we will be able to designate current or future subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the indenture.

The notes are not subject to a sinking fund.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption or tendered for repurchase. Also, we are not required to transfer or exchange any note for a period of 15 days preceding the first mailing of notice of redemption of notes to be redeemed.

Optional Redemption

The notes are redeemable at our election, in whole or in part, at any time at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed then outstanding; and

(2)	as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate for the notes, plus 25 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the notes to be redeemed.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the note is registered at the close of business on such record date.

We will mail or cause to be mailed a notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed at their registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. Notes called for redemption become due on the date fixed for redemption.

If less than all of the notes are to be redeemed, the trustee will select notes for redemption as follows:

(1)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2)	if the notes are not so listed, on a pro rata basis (subject to the procedures of DTC) or, to the extent a pro rata basis is not permitted, by lot or in such other manner as the trustee shall deem to be fair and appropriate.

However, no note of $2,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note will state the portion of the principal amount to be redeemed. A new note in principal amount equal to the unredeemed portion will be issued in the name of the holder thereof upon cancellation of the original note.

Repurchase of Notes Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the notes, each holder of notes will have the right to require us to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that holder’s notes, provided that any unpurchased portion of the notes will equal $2,000 or an integral multiple of $1,000 thereafter, pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, we will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes up to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event, if we had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the notes in connection with an optional redemption permitted by the indenture, we will mail or cause to be mailed a notice to each registered holder briefly describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to repurchase notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the provisions of the indenture relating to the covenant described above by virtue of such conflict.

On the Change of Control Payment Date, we will, to the extent lawful:

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the trustee the notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions thereof being purchased by us.

The paying agent will promptly mail to each registered holder of notes so tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Except as described above, the provisions described above will be applicable regardless of whether or not any other provisions of the indenture are applicable. Other than with respect to a Change of Control Triggering Event, the indenture does not contain provisions that permit the holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Holders will not be entitled to require us to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction that is not a Change of Control. We may nonetheless incur significant additional indebtedness in connection with such a transaction.

For the avoidance of doubt, a Change of Control will not be deemed to have occurred if we merge with an affiliate solely for the purpose of reincorporating American Tower in its current or another jurisdiction within the United States of America.

Holders may not be able to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including a proxy contest where our board of directors does not endorse the dissident slate of directors but approves them as Continuing Directors. In this regard, a decision of the Delaware Chancery Court (not involving us or our securities) considered a change of control redemption provision of an indenture governing publicly traded debt securities that is substantially similar to the change of control event described in clause (3) of the definition of “Change of Control.” In its decision, the court noted that a board of directors may “approve” a dissident shareholder’s nominees solely for purposes of such an indenture, provided the board of directors determines in good faith that the election of the dissident nominees would not be materially adverse to the interests of the corporation or its stockholders (without taking into consideration the interests of the holders of debt securities in making this determination). See “Risk Factors—We may be unable to repay the notes when due or repurchase the notes when we are required to do so and holders may be unable to require us to repurchase their notes in certain circumstances.”

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

There can be no assurance that we will have sufficient funds available at the time of any Change of Control Triggering Event, and consummate a Change of Control Offer for all notes then outstanding, at a purchase price for 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. The indentures for our other outstanding indebtedness also provide for repurchase rights upon a change in control and, in some cases, certain other events under different terms. As a result, holders of our other indebtedness may have the ability to require us to repurchase their debt securities before the holders of the notes offered hereby would have such repurchase rights. In addition, a Change of Control (as described herein) and certain other change of control events would constitute an event of default under the 2011 Credit Facility and the 2012 Credit Facility. As a result, we may not be able to make any of the required payments on, or repurchases of, the notes without obtaining the consent of the lenders under the 2011 Credit Facility or the 2012 Credit Facility with respect to such payment or repurchase.

Covenants

Limitations on liens

Under the indenture, we will not, and will not permit any of our Subsidiaries to, allow any Lien (other than Permitted Liens) on any of our or our Subsidiaries’ property or assets (which includes Capital Stock) securing Indebtedness, unless the Lien secures the notes equally and ratably with, or prior to, any other Indebtedness secured by such Lien, so long as such other Indebtedness is so secured.

Notwithstanding the foregoing, we may, and may permit any of our Subsidiaries to, incur Liens securing Indebtedness without equally and ratably securing the notes if, after giving effect to the incurrence of such Liens, the aggregate amount (without duplication) of the Indebtedness secured by Liens (other than Permitted Liens) on the property or assets (which includes Capital Stock) of us and our Subsidiaries shall not exceed the Permitted Amount at the time of the incurrence of such Liens (it being understood that Liens securing Existing SpectraSite Indebtedness shall be deemed to be incurred pursuant to this paragraph).

Trustee

The trustee for the notes is The Bank of New York Mellon Trust Company, N.A., and we have initially appointed the trustee as the paying agent, registrar, and custodian with regard to the notes. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest (as defined in the Trust Indenture Act), it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. The trustee is also the trustee under each of the indentures under which our other senior notes have been issued.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry; Delivery and Form

We have obtained the information in this section concerning DTC, Clearstream Banking, société anonyme (“Clearstream”), and the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC’s nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and Euroclear Bank S.A./N.V. will act as depositary for Euroclear.

So long as DTC or its nominee is the registered owner of the global securities representing the notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

Unless and until we issue the notes in fully certificated, registered form under the limited circumstances described below under the heading “— Certificated Notes”:

•	you will not be entitled to receive a certificate representing your interest in the notes;

•	all references in this prospectus supplement to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•

all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of notes under DTC’s system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below under the heading “— Certificated Notes.”

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the trustee will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes. Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy). Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Transfers Within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, respectively.

DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC; (2) by a nominee of DTC to DTC or another nominee of DTC; or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

•	DTC is unwilling or unable to continue as depositary for such global note and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	we in our sole discretion decide to allow some or all book-entry notes to be exchangeable for certificated notes in registered form; or

•	an Event of Default has occurred and is continuing under the indenture, and a holder of the notes has requested certificated notes.

If any of the four above events occurs, DTC is required to notify all direct participants that notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the notes along with instructions for re-registration. The trustee will re-issue the notes in fully certificated registered form and will recognize the registered holders of the certificated notes as holders under the indenture.

Unless and until we issue the notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the notes; (2) all references in this prospectus supplement to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

Certain Definitions

“Adjusted EBITDA” means, for the 12-month period preceding the calculation date, for us and our Subsidiaries on a consolidated basis in accordance with GAAP, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) Interest Expense, (ii) income tax expense, including, without limitation, taxes paid or accrued based on income, profits or capital, including state, franchise and similar taxes and foreign withholding taxes, (iii) depreciation and amortization (including, without limitation, amortization of goodwill and other intangible assets), (iv) extraordinary losses and non-recurring non-cash charges and expenses, (v) all other non-cash charges, expenses and interest (including, without limitation, any non-cash losses in respect of Commodity Agreements, Currency Agreements or Interest Rate Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards or any other non-cash compensation charges, and losses from the early extinguishment of Indebtedness) and (vi) nonrecurring charges and expenses, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with any merger or acquisition) and underwriters’ fees or discounts, and severance and retention payments in connection with any merger or acquisition, in each case for such period, less extraordinary gains and cash payments (not otherwise deducted in determining net income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Subsidiary, or was merged with or consolidated into us or any Subsidiary, during such period, or any acquisition by us or any Subsidiary of the assets of any Person during such period, “Adjusted EBITDA” shall, at our option in respect of any or all of the foregoing, also include the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such acquisition, merger or consolidation had occurred on the first day of such period and (II) with respect to any Person that has ceased to be a Subsidiary during such period, or any material assets of us or any Subsidiary sold or otherwise disposed of by us or any Subsidiary during such period, “Adjusted EBITDA” shall exclude the Adjusted EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Subsidiary or such assets had occurred on the first day of such period.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)	if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means either our Board of Directors or any committee of such Board duly authorized to act on our behalf.

“Board Resolution” means one or more resolutions duly adopted or consented to by the Board of Directors and in full force and effect.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1)	the adoption of a plan relating to our liquidation or dissolution;

(2)

any “person,” as such term is used in Section 13(d)(3) of the Exchange Act, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of our Voting Stock; provided that a transaction in which we become a Subsidiary of another Person shall not constitute a Change of Control if (a) our stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Stock of such other Person of whom we are a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of our Voting Stock; or

(3)	the first day on which a majority of the members of our Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Commodity Agreement” of any Person means any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement to which such Person is a party.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (“Remaining Life”).

“Comparable Treasury Price” means, for any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Continuing Director” means, as of any date of determination, any member of our Board of Directors who:

(1)	was a member of such Board of Directors on the Issue Date; or

(2)	was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Corporate Trust Office” means the designated office of the trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 7th Floor, Pittsburgh, Pennsylvania, 15259, Attention: Corporate Trust Administration, or such other address as the trustee may designate from time to time by notice to the holders of the notes and us, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders of the notes and us).

“Currency Agreement” of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement as to which such Person is a party.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the Stated Maturity of the notes.

“DTC” means The Depository Trust Company.

“Existing SpectraSite Indebtedness” means that certain mortgage loan more fully described in the Offering Memorandum dated April 27, 2007 regarding the $1,750.0 million American Tower Trust I Commercial Mortgage Pass-Through Certificates, Series 2007-1.

“Fair Market Value” means, with respect to any asset, the price that (after taking into account any liabilities relating to such asset) would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of, and whose principal business is conducted outside of, the United States, any state thereof, the District of Columbia, or any territory thereof (for purposes of this definition only, the “United States”), or (b) any Subsidiary of such Person that is organized or existing under the laws of the United States whose only material assets are the Capital Stock of Foreign Subsidiaries meeting clause (a) of this definition.

“GAAP” means generally accepted accounting principles set forth in the standards, statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness. The term “Guarantee” used as a verb has a corresponding meaning.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations;

(5)	representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable;

(6)	representing obligations under any Interest Rate Agreements, Commodity Agreements and Currency Agreements except for those entered into for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange risk; or

(7)	all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that (a) if the Disqualified Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Stock as if the Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof;

if and to the extent any of the preceding items (other than letters of credit and obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, the term “Indebtedness”

includes all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person (the amount of such Indebtedness as of any date being deemed to be the lesser of the Fair Market Value of such property or assets as of such date or the principal amount of such Indebtedness of such other Person so secured) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Interest Expense” means, for any period, all cash interest expense (including imputed interest with respect to Capital Lease Obligations and commitment fees) with respect to any of our Indebtedness and our Subsidiaries’ Indebtedness on a consolidated basis during such period pursuant to the terms of such Indebtedness.

“Interest Rate Agreement” of any Person means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement as to which such Person is a party.

“Investment Grade Rating” means a rating equal to or greater than BBB- by S&P and Fitch and Baa3 by Moody’s or the equivalent thereof under any new ratings system if the ratings system of any such agency shall be modified after the Issue Date, or the equivalent rating or any other Ratings Agency selected by us as provided in the definition of Ratings Agency.

“Issue Date” means January 8, 2013.

“Licenses” means, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, ownership or operation of any communications tower facilities, granted or issued by the Federal Communications Commission (or other similar or successor agency of the federal government administering the Communications Act of 1934 or any similar or successor federal statute) and held by us or any of our Subsidiaries.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Moody’s” means Moody’s Investors Services, Inc. or any successor to the rating agency business thereof.

“Net Income” means, for any period of determination, net income (loss) of us and our Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

“Newly Created Subsidiary” means a newly created direct or indirect Subsidiary of us that is formed or organized after the Issue Date; provided that neither we nor any of our Subsidiaries shall have transferred, or may in the future transfer, any assets (other than cash or cash equivalents) to such Newly Created Subsidiary for so long as such Newly Created Subsidiary remains designated as an Unrestricted Subsidiary.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the chairman of the Board of Directors, the chief executive officer, the president, the chief operating officer, the chief financial officer, or any vice president and by the treasurer, any assistant treasurer, the controller, any assistant controller, the secretary or any assistant secretary of such Person in accordance with the applicable provisions of the indenture.

“Permitted Amount” means, on any date, an amount equal to 3.5 times Adjusted EBITDA as of the most recent fiscal quarter for which our financial statements are internally available immediately preceding such date.

“Permitted Liens” means:

(1)	Liens in favor of us or our Subsidiaries;

(2)	Liens existing on the Issue Date (other than those securing Existing SpectraSite Indebtedness) and renewals and replacements thereof;

(3)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(4)	Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

(5)	Liens incurred in the ordinary course of business in connection with worker’s compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than 60 days;

(6)	restrictions on the transfer of Licenses or assets of us or any of our Subsidiaries imposed by any of the Licenses as in effect on the Issue Date or imposed by the Communications Act of 1934, any similar or successor federal statute or the rules and regulations of the Federal Communications Commission (or other similar or successor agency of the federal government administering such Act or successor statute) thereunder, all as the same may be in effect from time to time;

(7)	Liens arising by operation of law in favor of purchasers in connection with the sale of an asset; provided, however, that such Lien only encumbers the property being sold;

(8)	Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

(9)	judgment Liens;

(10)	Liens in connection with escrow or security deposits made in connection with any acquisition of assets;

(11)	Liens securing Indebtedness since the Issue Date represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in any business of us or any of our Subsidiaries in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any other Indebtedness of the type described under this clause (11), not to exceed $500.0 million at any time outstanding for us and any of our Subsidiaries;

(12)	Liens securing obligations under Interest Rate Agreements, Commodity Agreements and Currency Agreements not for speculative purposes;

(13)	easements, rights-of-way, zoning restrictions, licenses or restrictions on use and other similar encumbrances on the use of real property that:

(a)	are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business); and

(b)	do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by us and our Subsidiaries;

(14)	Liens on property of us or any of our Subsidiaries at the time we or such Subsidiary acquired the property, including acquisition by means of a merger or consolidation with or into us or any Subsidiary, or an acquisition of assets, and any replacement thereof, provided, however, that such Liens are not created, incurred or assumed in connection with or in contemplation of such acquisition, and provided further that such Liens may not extend to any other property owned by us or any of our Subsidiaries;

(15)	leases and subleases of real property in the ordinary course of business (for the avoidance of doubt, excluding sale and lease-back transactions) which do not materially interfere with the ordinary conduct of the business; and

(16)	banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable law; and

(b)	such deposit account is not intended to provide collateral to the depositary institution.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Ratings Agencies” means (1) S&P, Moody’s and Fitch; and (2) if any of S&P, Moody’s and Fitch ceases to rate the notes or ceases to make a rating on the notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the notes publicly available selected by us (as certified by an Officers’ Certificate), which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Ratings Decline” means the occurrence of the following on, or within 90 days after, the date of the public notice of the occurrence of a Change of Control or of the intention by us or any third party to effect a Change of Control (which period shall be extended for so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Ratings Agencies if such period exceeds 90 days): (1) in the event that the notes have an Investment Grade Rating by all three Ratings Agencies, the notes cease to have an Investment Grade Rating by two of the three Rating Agencies, (2) in the event that the notes have an Investment Grade Rating by only two Ratings Agencies, the notes cease to have an Investment Grade Rating by both such Rating Agencies, or (3) in the event that the notes do not have an Investment Grade Rating, the rating of the notes by two of the three Ratings Agencies (or, if there are less than three Rating Agencies rating the notes, the rating of each Rating Agency) decreases by one or more gradations (including gradations within ratings categories as well as between rating categories) or is withdrawn.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person or (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof). The term “Subsidiary” with respect to us shall not include any Unrestricted Subsidiary.

“Unrestricted Subsidiary” means (a) any Foreign Subsidiary or Newly Created Subsidiary of us that is designated by the Board of Directors as an Unrestricted Subsidiary until such time as the Board of Directors may designate it to be a Subsidiary, provided that no Default or Event of Default would occur or be existing following such designation, and (b) any subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the trustee by filing a Board Resolution with the trustee giving effect to such designation. At the time of designation of an Unrestricted Subsidiary as a Subsidiary, such Subsidiary shall be deemed to incur outstanding Indebtedness and grant any existing Liens.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled to vote in the election of the board of directors, managers or trustees of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes as of the date hereof. This summary deals only with holders that purchase notes in the initial offering at their issue price (i.e., the first price at which a substantial amount of notes is sold to investors) and that hold such notes as capital assets for U.S. federal income tax purposes.

A “U.S. holder” means a beneficial owner of a note that is any of the following for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) its administration is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the federal income tax consequences to you in light of your particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a financial institution or a tax-exempt entity; if your “functional currency” is not the U.S. dollar; if you are an insurance company, a dealer in securities or foreign currencies, or a trader in securities electing to mark your positions to market; if you hold the notes as part of a hedge, straddle, “constructive sale,” “conversion” or other integrated transaction; or if you are a U.S. expatriate, “controlled foreign corporation,” or “passive foreign investment company”), and it does not address any taxes other than U.S. federal income and withholding taxes. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary, perhaps with retroactive effect.

If an entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local or non-U.S. income tax consequences.

U.S. Federal Income Tax Consequences to U.S. Holders

This section applies to you if you are a U.S. holder.

Payments of Interest

In general, you must include stated interest on the notes in your gross income as ordinary income as it is received or accrued in accordance with your regular accounting method.

Sale, Exchange, Redemption and Retirement of the Notes

On the sale, exchange, redemption or retirement of a note:

•

You will have taxable gain or loss equal to the difference between the amount received by you (other than amounts representing accrued and unpaid stated interest, which will be treated as described below) and your adjusted tax basis in the note. Generally, your adjusted tax basis in a note will be the amount you paid for the note decreased by any amounts previously received on the note other than stated interest.

•

Your gain or loss will generally be a capital gain or loss, and will be a long-term capital gain or loss if you held the note for more than one year at the time of disposition. Certain non-corporate U.S. holders are currently eligible for reduced rates of tax on long term capital gains. The deductibility of capital losses is subject to limitation.

•

If you sell a note between interest payment dates, a portion of the amount you receive will reflect interest that has accrued on the note but has not yet been paid by the sale date. This amount will be treated as interest income and not as sales proceeds, and will be taxed at ordinary income rates.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

This section applies to you if you are a non-U.S. holder.

U.S. Federal Withholding Tax

The 30% U.S. federal withholding tax will not apply to any payment of principal or interest on a note, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations.

If you cannot satisfy the requirements of the “portfolio interest” exemption described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us or our paying agent with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on a note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the U.S. (as discussed below under “—U.S. Federal Income Tax”).

You are urged to consult your tax advisor regarding the availability of the above exemptions and the procedure for obtaining such exemptions, if available. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

The 30% U.S. federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

If you are engaged in a trade or business in the U.S. and interest on the notes is effectively connected with the conduct of that trade or business (and the interest is attributable to a permanent establishment or fixed base maintained by you in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. tax on a net income basis), you will be subject to U.S. federal income tax on that interest at graduated rates on a net income basis (although you will be exempt from the 30% withholding tax, provided you comply with the certification and disclosure requirements discussed above in “ — U.S. Federal Withholding Tax”) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a corporate non-U.S. holder, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of such effectively connected interest.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the U.S. (and the gain is attributable to a permanent establishment or fixed base maintained by you in the U.S. if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. tax on a net income basis), in which case if you are a foreign corporation the branch profits tax described above may also apply, or

Information Reporting and Backup Withholding

Interest payments, payments in respect of principal on, and proceeds received from the sale or other taxable disposition of a note generally will be reported to U.S. holders and to the IRS, and a backup withholding tax (currently at a rate of 28%) may apply to such payments or proceeds if the U.S. holder fails to furnish the payor with a correct taxpayer identification number or other required certification or the holder has been notified by the IRS that the holder is subject to backup withholding for failing to report interest or dividends required to be shown on the holder’s U.S. federal income tax returns. Certain U.S. holders, including generally corporations and tax-exempt entities, are exempt from information reporting and backup withholding.

In general, a non-U.S. holder will not be subject to backup withholding with respect to interest or principal payments on the notes if such holder has provided the statement described above in the last bullet point under “—U.S. Federal Withholding Tax” and the payor does not have actual knowledge or reason to know that the holder is a U.S. person. Information reporting on IRS Form 1042-S may still apply to interest payments, however. In addition, a non-U.S. holder generally will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note made within the United States or conducted through certain U.S. financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that the holder is a U.S. person or the holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining those exemptions, if available.

Backup withholding is not an additional tax, and amounts withheld as backup withholding will be allowed as a refund or credit against a holder’s U.S. federal income tax liability, as long as the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

On February 8, 2012, the U.S. Treasury Department and Internal Revenue Service issued proposed regulations, and on October 24, 2012 issued additional guidance, implementing sections 1471 through 1474 of the Code (“FATCA”), which is discussed (prior to the issuance of the proposed regulations and additional guidance) in paragraph (a)(v) under the heading “Certain U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities—Tax Consequences to Non-U.S. Holders” of the accompanying prospectus.

Pursuant to the proposed regulations and subsequent guidance, final regulations will provide that the 30% withholding tax described in the accompanying prospectus applies only to interest paid on or after January 1, 2014, and to other “withholdable payments” (including payments of gross proceeds from a sale or other disposition of the notes) made on or after January 1, 2017. If you hold the notes through a non-U.S. intermediary or if you are a non-U.S. person, we urge you to consult your own tax advisor regarding foreign account tax compliance.

UNDERWRITING

Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and RBS Securities Inc. are acting as joint bookrunning managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	140,000,000
J.P. Morgan Securities LLC	140,000,000
RBC Capital Markets, LLC	140,000,000
RBS Securities Inc.	140,000,000
Santander Investment Securities Inc.	120,000,000
BNP Paribas Securities Corp.	40,000,000
Citigroup Global Markets Inc.	40,000,000
Credit Suisse Securities (USA) LLC	40,000,000
EA Markets Securities LLC	40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
Mizuho Securities USA Inc.	40,000,000
Morgan Stanley & Co. LLC	40,000,000
TD Securities (USA) LLC	40,000,000

Total	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a selling concession from the initial public offering price not in excess of 0.400% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not in excess of 0.250% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by American Tower
Per note	0.650%

We estimate that our total expenses for this offering will be $1.978 million.

In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, stabilizing purchases and penalty bids.

•	Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

•

Penalty bids permit the representatives to reclaim a selling concession from an underwriter when the notes originally sold by the underwriter are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Barclays Capital Inc. is the syndication agent, a co-lead arranger and a joint bookrunner for the 2011 Credit Facility. An affiliate of Barclays Capital Inc. is an issuing bank for the 2011 Credit Facility. An affiliate of J.P. Morgan Securities LLC is an issuing bank and a joint bookrunner for the 2011 Credit Facility. Affiliates of RBC Capital Markets, LLC and RBS Securities Inc. are joint-bookrunners for the 2011 Credit Facility. An affiliate of Credit Suisse Securities (USA) LLC is a joint bookrunner for the 2011 Credit Facility. Merrill Lynch, Pierce, Fenner & Smith Incorporated is a co-lead arranger and a joint bookrunner for the 2011 Credit Facility. An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the administrative agent and an issuing bank for the 2011 Credit Facility. An affiliate of Morgan Stanley & Co. LLC is a joint bookrunner for the 2011 Credit Facility.

An affiliate of Barclays Capital Inc. is a joint bookrunner for the 2012 Credit Facility. J.P. Morgan Securities LLC is a joint lead arranger and a joint bookrunner for the 2012 Credit Facility. An affiliate of J.P. Morgan Securities LLC is the administrative agent for the 2012 Credit Facility. RBC Capital Markets, LLC is a joint bookrunner for the 2012 Credit Facility. An affiliate of RBS Securities Inc. is a co-syndication agent for the 2012 Credit Facility. RBS Securities Inc. is a joint lead arranger and a joint bookrunner for the 2012 Credit Facility. Citigroup Global Markets Inc. is a joint lead arranger and a joint bookrunner for the 2012 Credit Facility. An affiliate of Citigroup Global Markets Inc. is a co-syndication agent for the 2012 Credit Facility. An affiliate of Mizuho Securities USA Inc. is a joint bookrunner for the 2012 Credit Facility. An affiliate of Morgan Stanley & Co. LLC is a joint bookrunner for the 2012 Credit Facility. TD Securities (USA) LLC is a co-syndication agent, a joint lead arranger and a joint bookrunner for the 2012 Credit Facility.

J.P. Morgan Securities LLC is a joint-bookrunner for the term loan entered into in June 2012 (the “Term Loan”). An affiliate of J.P. Morgan Securities LLC is a co-documentation agent for the Term Loan. RBC Capital Markets, LLC is a joint lead arranger and a joint bookrunner for the Term Loan. An affiliate of RBC Capital Markets, LLC is a co-syndication agent for the Term Loan. RBS Securities Inc. is a joint lead arranger and a joint bookrunner for the Term Loan. An affiliate of RBS Securities Inc. is administrative agent for the Term Loan. In addition, certain of the underwriters and/or their affiliates are lenders under the 2011 Credit Facility, 2012 Credit Facility and the Term Loan. An affiliate of Morgan Stanley & Co. LLC is a co-syndication agent and a joint bookrunner for the Term Loan. TD Securities (USA) LLC is a co-syndication agent, a joint lead arranger and a joint bookrunner for the Term Loan.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

As described in “Use of Proceeds,” the net proceeds of this offering will be used to pay down borrowings under the 2011 Credit Facility and/or the 2012 Credit Facility. Because more than 5% of the proceeds of this offering, not including underwriting compensation, may be received by affiliates of certain underwriters in this offering, this offering is being conducted in compliance with FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of notes described in this prospectus supplement may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

The sellers of the notes have not authorized and do not authorize the making of any offer of notes through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the notes as contemplated in this prospectus supplement. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, (i) persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes described in this prospectus supplement are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Each underwriter has represented, warranted and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any notes which is contemplated by this prospectus supplement in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Cleary Gottlieb Steen & Hamilton LLP, New York, New York, will pass upon the validity of the notes for American Tower. Sullivan & Worcester LLP, Boston, Massachusetts, has passed upon our qualification and taxation as a REIT in an opinion filed with the registration statement of which the accompanying prospectus is a part. Certain other legal matters will be passed upon for American Tower by Edmund DiSanto, Esq., Executive Vice President and General Counsel of American Tower. The underwriters will be represented by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to our change in the presentation of comprehensive income and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus supplement and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the notes offered by this prospectus supplement have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein or in the accompanying prospectus by a reference to a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 29, 2012;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed with the SEC on May 3, 2012, August 2, 2012 and October 31, 2012, respectively;

•	our Definitive Proxy Statement filed with the SEC on April 27, 2012 pursuant to Section 14 of the Exchange Act; and

•

our Current Reports on Form 8-K filed with the SEC on January 3, 2012, January 31, 2012, February 22, 2012, March 8, 2012, March 12, 2012, March 22, 2012, June 20, 2012, July 2, 2012, September 19, 2012, November 7, 2012, November 15, 2012 (excluding Item 7.01) and December 6, 2012.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Tel: (617) 375-7500, Attention: Investor Relations.

Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus at the time of the offering. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell from time to time, or selling securityholders may sell from time to time, together or separately, debt securities, which may be convertible or exchangeable into shares of our common stock.

These securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in a prospectus supplement.

We may offer and sell these securities through one or more underwriters, dealers or agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

Investing in the offered securities involves risks. You should consider the risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Prospectus dated January 3, 2012

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing an automatic shelf registration process. Under this shelf process, we may periodically sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the debt securities and common stock that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information, including information about us, contained in this prospectus. Therefore, before making your investment decision, you should carefully read:

•	this prospectus;

•	any applicable prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” on page 43 for information about us, including our financial statements.

References to “we,” “us,” “our,” the “Company” and “American Tower” are references to American Tower Corporation and its consolidated subsidiaries, unless it is clear from the context that we mean only American Tower Corporation. As part of its conversion to a real estate investment trust (“REIT”) for federal income tax purposes, effective at 11:59 p.m. Eastern Time, on December 31, 2011, American Tower Corporation merged with and into its wholly owned subsidiary, American Tower REIT, Inc., with American Tower REIT, Inc. as the surviving corporation. At the effective time of the merger, American Tower REIT, Inc. changed its name to “American Tower Corporation.” Prior to the effective time of the merger, “American Tower Corporation” refers to the predecessor company, and as of the effective time of the merger, “American Tower Corporation” refers to the successor entity.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference contain statements about future events and expectations, or forward-looking statements, all of which are inherently uncertain. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “intends,” “plans,” “believes,” “estimates,” “expects,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding our ability to qualify or to remain qualified as a REIT; the amount and timing of quarterly distributions we are required to make as a REIT; our substantial leverage and debt service obligations; future prospects of growth in the communications site leasing industry; the level of future expenditures by companies in this industry and other trends in this industry; the effects of consolidation among companies in our industry and among our customers and other competitive pressures; economic, political and other events, particularly those relating to our international operations; our ability to maintain or increase our market share; changes in environmental, tax and other laws; our ability to protect our rights to the land under our towers; natural disasters and similar events; the possibility of health risks relating to radio emissions; our future operating results; our future purchases under our stock repurchase program; our future capital expenditure levels; our future financing transactions; and our plans to fund our future liquidity needs. These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

You should keep in mind that any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption

“Risk Factors” in a prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We do not intend to update or revise the forward-looking statements we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus, any prospectus supplement, the documents incorporated by reference or elsewhere might not occur.

AMERICAN TOWER CORPORATION

American Tower Corporation was created as a subsidiary of American Radio Systems Corporation in 1995 to own, manage, develop and lease communications and broadcast tower sites, and was spun off into a free-standing public company in 1998. Since inception, we have grown our communications site portfolio through acquisitions, long-term lease arrangements, development and construction, and through mergers with and acquisitions of other tower operators.

In order to effect its conversion to a REIT for federal income tax purposes, effective December 31, 2011, American Tower Corporation merged with and into its wholly owned subsidiary, American Tower REIT, Inc. American Tower REIT, Inc. was the surviving corporation, and was renamed American Tower Corporation.

American Tower Corporation is a holding company organized under the laws of the State of Delaware, and we conduct our operations through our directly and indirectly owned subsidiaries. Our principal United States operating subsidiaries are American Towers LLC and SpectraSite, LLC. We conduct our international operations through our subsidiary, American Tower International, Inc., which in turn conducts operations through its various international operating subsidiaries. Our international operations consist of our operations in Brazil, Chile, Colombia, Ghana, India, Mexico, Peru and South Africa. Effective for our taxable year that commenced January 1, 2012, we expect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

Our principal executive office is located at 116 Huntington Avenue, Boston, Massachusetts 02116. Our main telephone number at that address is (617) 375-7500.

RISK FACTORS

Investing in the offered securities involves risks. Before deciding to invest in our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and in the documents that are incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 43.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from any sale of the securities described in this prospectus for our general corporate purposes, which may include financing possible acquisitions, refinancing our indebtedness and repurchasing our common stock. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the indicated periods:

	Year Ended December 31,					Nine Months Ended September 30,
	2006	2007	2008	2009	2010	2011
	(In thousands)
Ratio of earnings to fixed charges (1)	1.25x	1.50x	2.12x	2.27x	2.65x	2.12x

(1)	For the purpose of this calculation, “earnings” consists of income from continuing operations before income taxes, income on equity method investments and fixed charges (excluding interest capitalized and amortization of interest capitalized). “Fixed charges” consist of interest expensed and capitalized, amortization of debt discount and related issuance costs and the component of rental expense associated with operating leases believed by management to be representative of the interest factor thereon.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

In this section, the terms “we,” “our,” “us” and “American Tower” refer solely to American Tower Corporation (and not to any of its affiliates, including subsidiaries). As used in this prospectus, “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture.

We may issue senior debt securities under an indenture dated as of May 13, 2010 between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture has been supplemented from time to time, including, without limitation, effective December 31, 2011, whereby American Tower REIT, Inc. (now known as American Tower Corporation) as successor to American Tower Corporation, assumed all of American Tower Corporation’s obligations under the indenture. This indenture, as supplemented, is referred to in this prospectus as the “indenture.” We refer to The Bank of New York Mellon Trust Company, N.A. as the “trustee” in this prospectus. If a different trustee or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used.

We have summarized below the material provisions of the indenture and the debt securities, and indicated which material provisions will be described in an applicable prospectus supplement. For further information, you should read the indenture. The indenture is an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by the provisions of the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of that series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, those outstanding debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•

the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or analogous provision or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and multiples of $1,000 thereafter, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall or may be payable, or in which the securities of the series shall be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of (and premium, if any), or interest, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•	whether, and the terms and conditions upon which, the securities of the series may or must be converted into our securities or exchanged for our securities or those of another enterprise;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or covenants with respect to securities of the series;

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend that shall be borne by such global security,

(iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of that series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Interest

Unless otherwise indicated in the applicable prospectus supplement, if any payment date with respect to debt securities falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

Ranking

The debt securities will be our direct, unconditional, unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured senior obligations. However, the senior debt securities will be effectively junior to all of our secured obligations to the extent of the value of the assets securing those obligations. The debt securities will also be structurally subordinated to all liabilities, including trade payables and lease obligations, of our subsidiaries.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, neither we nor our subsidiaries are restricted by the indenture from paying dividends or making distributions on our or their capital stock or purchasing or redeeming our or their capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our or our subsidiaries’ right to incur additional indebtedness or limit the amount of additional indebtedness, including senior or secured indebtedness that we can create, incur, assume or guarantee.

Unless otherwise indicated in the applicable prospectus supplement, covenants contained in the indenture will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Reporting

The indenture provides that we shall furnish to the trustee, within 15 days after we are required to file such annual and quarterly reports, information, documents and other reports with the SEC, copies of our annual report and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate or merge with or into, or sell or convey all or substantially all of our assets in any one transaction or series of related transactions to another person, unless:

•

either we are the resulting, surviving or transferee corporation, or our successor is a corporation organized under the laws of the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the indenture and all the debt securities; and

•	immediately after giving effect to the transaction, no default or event of default has occurred and is continuing.

The term “default” for the purpose of this provision means any event that is, or with the passage of time or the giving of notice or both would become, an event of default.

Except in the case of a lease of all or substantially all of our assets, the successor will be substituted for us in the indenture with the same effect as if it had been an original party to such indenture. Thereafter, the successor may exercise our rights and powers under the indenture.

Events of Default, Notice and Waiver

In the indenture, the term “event of default” with respect to debt securities of any series means any of the following:

•	failure by us to pay interest, if any, on the debt securities of that series for 30 days after the date payment is due and payable;

•	failure by us to pay principal of or premium, if any, on the debt securities of that series when due, at maturity, upon any redemption, by declaration or otherwise;

•	failure by us to comply with other covenants in the indenture or the debt securities of that series for 90 days after notice that compliance was required; and

•	certain events of bankruptcy or insolvency of us or any of our significant subsidiaries.

The term “significant subsidiaries” for the purpose of this provision means any of our subsidiaries that would be a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X of the Securities Act of 1933, as amended, which we refer to as the Securities Act.

If an event of default (other than relating to certain events of bankruptcy or insolvency of us or breach of our reporting obligation) has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series may declare the entire principal of all the debt securities of the affected series to be due and payable immediately.

If an event of default relating to certain events of bankruptcy or insolvency of us occurs and is continuing, then the principal amount of all of the outstanding debt securities and any accrued interest thereon will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the debt securities of that series, except a continuing default or event of default in the payment of principal of, or interest or premium, if any, on the debt securities of the affected series.

The indenture imposes limitations on suits brought by holders of debt securities of any series against us. Except for actions for payment of overdue principal or interest, no holder of a debt security of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of an event of default and the continuance of that event of default;

•	the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have requested that the trustee pursue the remedy;

•

such holder or holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee has not instituted the action within 60 days of the receipt of such notice, request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of that series.

We will be required to file annually with the trustee a certificate, signed by two officers of our company, stating whether or not the officers know of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Notwithstanding the foregoing, the sole remedy for any breach of our obligation under the indenture to file or furnish reports or other financial information pursuant to section 314(a)(1) of the Trust Indenture Act (or as otherwise required by the indenture) shall be the payment of liquidated damages, and the holders will not have any right under the indenture to accelerate the maturity of the debt securities of the affected series as a result of any such breach. If any such breach continues for 90 days after notice thereof is given in accordance with the indenture, we will pay liquidated damages to all the holders of the debt securities of that series at a rate per annum equal to (i) 0.25% per annum of the principal amount of the debt securities of that series from the 90th day following such notice to but not including the 180th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived) and (ii) 0.50% per annum of the principal amount of the debt securities of that series from the 180th day following such notice to but not including the 365th day following such notice (or such earlier date on which the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations referred to in this paragraph shall have been cured or waived prior to such 365th day), such additional interest will cease to accrue, and the debt securities of that series will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of the holders of the debt securities of any series in the event of the occurrence of any other event of default.

Modification and Waiver

Except as provided in the two succeeding paragraphs, the indenture provides that we and the trustee thereunder may, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of any series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities of that series), voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities of that series.

We and the trustee may amend or supplement the indenture or the debt securities of any series without the consent of any holder to:

•	secure the debt securities of any series;

•

evidence the assumption by a successor corporation of our obligations under the indenture and the debt securities of any series in the case of a merger, amalgamation, consolidation or sale of all or substantially all of our assets;

•	add covenant(s) or events of default(s) for the protection of the holders of all or any series of debt securities;

•

cure any ambiguity or correct any defect or inconsistency in the indenture or make any other provisions as we may deem necessary or desirable; provided, however, that no such provisions will materially adversely affect the interests of the holders of any debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee in accordance with the indenture;

•

provide for uncertificated debt securities in addition to, or in place of, certificated debt securities of any series in a manner that does not materially and adversely affect any holders of the debt securities of that series;

•

conform the text of the indenture or the debt securities of any series to any provision of this “Description of Debt Securities” or “Description of Securities” in the prospectus supplement for such series to the extent that such provision in such description was intended to be a verbatim recitation of a provision of the indenture or the debt securities of that series;

•	provide for the issuance of additional debt securities of any series in accordance with the limitations set forth in the indenture as of the date of the indenture;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the legal rights under the indenture of any such holder or any holder of a beneficial interest in the debt securities of that series;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	establish the form or terms of debt securities of any series as permitted by the indenture;

•	secure our obligations in respect of the debt securities of any series;

•

in the case of convertible or exchangeable debt securities of any series, subject to the provisions of the supplemental indenture for that series, to provide for conversion rights, exchange rights and/or repurchase rights of holders of that series in connection with any reclassification or change of our common stock or in the event of any amalgamation, consolidation, merger or sale of all or substantially all of the assets of us or our subsidiaries substantially as an entirety occurs;

•	in the case of convertible or exchangeable debt securities of any series, to reduce the conversion price or exchange price applicable to that series;

•

in the case of convertible or exchangeable debt securities of any series, to increase the conversion rate or exchange ratio in the manner described in the supplemental indenture for that series, provided that the increase will not adversely affect the interests of the holders of that series in any material respect; or

•	any other action to amend or supplement the indenture or the debt securities of any series as described in the prospectus supplement with respect to that series of debt securities.

We and the trustee may not, without the consent of the holder of each outstanding debt security affected thereby:

•	change the final maturity of any debt security;

•	reduce the aggregate principal amount on any debt security;

•	reduce the rate or amend or modify the calculation, or time of payment, of interest, including defaulted interest on any debt security;

•

reduce or alter the method of computation of any amount payable on any debt security upon redemption, prepayment or purchase of any debt security or otherwise alter or waive any of the provisions with respect to the redemption of any debt security, or waive a redemption payment with respect to any debt security;

•	change the currency in which the principal of, or interest or premium, if any, on any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on any debt security when due, or otherwise make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of any debt security to receive payments of principal of, or premium, if any, or interest on any debt security;

•

modify the provisions of the indenture with respect to modification and waiver (including waiver of certain covenants, waiver of a default or event of default in respect of debt securities of any series), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder;

•

reduce the percentage of principal amount of outstanding debt securities of any series whose holders must consent to an amendment, supplement or waiver of the indenture or the debt securities of that series;

•

impair the rights of holders of debt securities of any series that are exchangeable or convertible to receive payment or delivery of any consideration due upon the conversion or exchange of the debt securities of that series; or

•

any other action to modify or amend the indenture or the debt securities of any series as may be described in the prospectus supplement with respect to that series of debt securities as requiring the consent of each holder affected thereby.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on those debt securities), upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, or IRS, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to that series. Thereafter, any such omission shall not be an event of default with respect to the debt securities of that series, upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations, which through the payment of interest and principal of the U.S. government obligations in accordance with their terms will provide money in an amount sufficient to pay any installment of principal and premium, if any, and interest, if any, on the debt securities of that series on the stated maturity date thereof in accordance with the terms of the indenture and the debt securities of that series. Our obligations under the indenture and the debt securities of that series other than with respect to those covenants will remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of that series previously authenticated under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of that series not yet delivered to the trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (ii) will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders an amount sufficient to pay and discharge the entire indebtedness on debt securities of that series;

•

no default or event of default with respect to debt securities of that series has occurred or is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of any other instrument to which we are bound;

•	we have paid or caused to be paid all other sums payable by us under the indenture and any applicable supplemental indenture with respect to the debt securities of that series;

•

we have delivered irrevocable instructions to the trustee to apply the deposited funds toward the payment of securities of that series at the stated maturity date or the redemption date, as applicable; and

•	we have delivered to the trustee an officers’ certificate stating that all conditions precedent relating to the satisfaction and discharge of the indenture as to that series have been satisfied.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium or accrued and unpaid interest, if any, on debt securities remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of debt securities entitled to the money must look to us for payment, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar and paying agent will forward to the trustee any debt securities surrendered to them for transfer, exchange or payment, and the trustee will promptly cancel those debt securities in accordance with its customary procedures. We will not issue new debt securities to replace debt securities that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase debt securities in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any debt securities we purchase in this manner; provided that we not reissue or resell those debt securities if upon reissuance or resale, they would constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. Debt securities surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Debt Securities

We will replace mutilated, lost, destroyed or stolen debt securities at the holder’s expense upon delivery to the trustee of the mutilated debt securities or evidence of the loss, destruction or theft of the debt securities satisfactory to the trustee and us. In the case of a lost, destroyed or stolen debt security, we or the trustee may require, at the expense of the holder, indemnity satisfactory to us and the trustee.

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture.

Except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Pursuant and subject to the Trust Indenture Act, the trustee will be permitted to engage in other transactions with us; however, if the trustee acquires any conflicting interest, it would be required to eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. The trustee is also the trustee under each of the indentures under which our other senior debt securities have been issued, and also acts as our stock transfer agent for our common stock, warrant agent for warrants to purchase our common stock and servicer under the loan agreement related to our securitization transaction.

No individual liability of directors, officers, employees, incorporators, stockholders or agents

The indenture provides that none of our past, present or future directors, officers, employees, incorporators, stockholders or agents in their capacity as such will have any liability for any of our obligations under the debt securities of any series or the indenture. Each holder of debt securities of any series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing law

The indenture and debt securities of each series are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF COMMON STOCK

We may periodically issue debt securities that can be converted or exchanged into shares of our common stock. The description below summarizes the general terms of our common stock. This section is a summary, and it does not describe every aspect of our common stock. This summary is subject to and qualified in its entirety by reference to the provisions of our Restated Certificate of Incorporation, which we refer to as our Certificate of Incorporation, and our Amended and Restated By-Laws, which we refer to as our By-Laws.

Authorized Shares

As of the date of this prospectus, we are authorized to issue up to one billion (1,000,000,000) shares of common stock with one cent ($0.01) par value per share and twenty million (20,000,000) shares of preferred stock, par value $0.01 per share.

Voting Rights

With respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of common stock are entitled to one (1) vote in person or by proxy for each share of common stock outstanding in the name of such stockholders on the record of stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or by a plurality in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected) of the votes entitled to be cast by all shares of common stock present in person or by proxy.

Dividends

Subject to applicable law and rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over the common stock with respect to the payment of dividends, dividends may be declared and paid on the common stock from time to time and in amounts as our board of directors may determine. We anticipate initiating a regular quarterly dividend in 2012, but the amount, timing and frequency of any such distribution will be at the sole discretion of our board of directors, and will be declared based upon various factors, including without limitation distributions required to maintain REIT status. The loan agreements for our credit facilities contain covenants that restrict our ability to pay dividends unless certain financial covenants are satisfied.

Liquidation Rights

Upon our liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of common stock are entitled to share ratably in all assets available for distribution after payment in full to creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. Neither the merger, consolidation or business combination of American Tower with or into any other entity in which our stockholders receive capital stock and/or other securities (including debt securities) of the surviving entity (or the direct or indirect parent entity thereof), nor the sale, lease or transfer by us of any part of our business and assets, nor the reduction of our capital stock, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

Other Provisions

The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. The shares of common stock presently outstanding are validly issued, fully paid and nonassessable.

We may not subdivide, combine, or pay or declare any stock dividend on, the outstanding shares of common stock unless all outstanding shares of common stock are subdivided or combined or the holders of common stock receive a proportionate dividend.

Restrictions on Ownership and Transfer

For us to comply with and have maximum business flexibility under the Federal Communications Laws (defined in our Certificate of Incorporation and including the Communications Act of 1934, as amended), and for us to qualify as a REIT under the Code, our Certificate of Incorporation contains restrictions on stock ownership and stock transfers. These ownership and transfer restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Federal Communications Laws Restrictions. Our Certificate of Incorporation permits us to restrict the ownership or proposed ownership of shares of our common stock if that ownership or proposed ownership (i) is or could be inconsistent with, or in violation of, Federal Communications Laws (as defined in our Certificate of Incorporation); (ii) limits or impairs, or could limit or impair, our business activities or proposed business activities under the Federal Communications Laws; or (iii) subjects or could subject us to CFIUS Review (as defined in our Certificate of Incorporation) or to any provision of the Federal Communications Laws, including those requiring any review, authorization or approval, to which we would not be subject but for that ownership or proposed ownership, including, without limitation, Section 310 of the Communications Act and regulations relating to foreign ownership, multiple ownership or cross-ownership (clauses (i) through (iii) above are collectively referred to as FCC Regulatory Limitations). We reserve the right to require any person to whom a FCC Regulatory Limitation may apply to promptly furnish to us such information (including, without limitation, information with respect to the citizenship, other ownership interests and affiliations) as we may request. If such person fails to furnish all of the information we request, or we conclude that such person’s ownership or proposed ownership of our common stock, or the exercise by such person of any rights of stock ownership in connection with our common stock, may result in an FCC Regulatory Limitation, we reserve the right to:

•	refuse to permit the transfer of shares of our common stock and/or preferred stock to such person;

•	to the fullest extent permitted by law, suspend those rights of stock ownership the exercise of which may cause the FCC Regulatory Limitation;

•	require the conversion of any or all shares of our preferred stock held by such person into a number of shares of our common stock of equivalent value;

•	redeem the shares of our common stock and/or our preferred stock held by such person pursuant to the procedures set forth below; and/or

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exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such person, with a view toward obtaining the information or preventing or curing any situation that may cause an FCC Regulatory Limitation.

The following procedures apply to the redemption of such person’s shares of our common stock and/or preferred stock:

•	the redemption price of any redeemed shares of our common stock or preferred stock shall be the fair market value (as defined in the our Certificate of Incorporation) of those shares;

•	the redemption price may be paid in cash or any other of our debt or equity securities or any combination thereof;

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the board of directors in its sole discretion may decide to only redeem some (and not all) of such person’s shares, which may include the selection of the most recently purchased or acquired shares, selection by lot or selection by such other manner as the board of directors may determine;

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we must provide at least 15 days’ prior written notice of the date on which we plan to effect the redemption (unless waived by such person); provided, that the redemption date may be the date on which written notice is given to such person if the cash (or any other of our debt or equity securities) necessary to effect the redemption has been deposited in trust for the benefit of such person and is subject to immediate withdrawal by such person upon surrender of the stock certificates for the redeemed shares;

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from and after the date of the redemption, any and all rights relating to the redeemed shares shall cease and terminate and such person shall only possess the right to obtain cash (or such other of our debt or equity securities) payable upon the redemption; and

•	such other terms and condition as the board of directors may determine.

REIT Restrictions. For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). In addition, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations) during the last half of a taxable year (other than the first taxable year for which an election to be a REIT has been made). To ensure that these ownership requirements and other requirements for continued qualification as a REIT are met and to otherwise protect us from the consequences of a concentration of ownership among our stockholders, our Certificate of Incorporation contains provisions restricting the ownership or transfer of shares of our stock.

The relevant sections of our Certificate of Incorporation provide that, subject to the exceptions and the constructive ownership rules described below, no person (as defined in our Certificate of Incorporation) may beneficially or constructively own more than 9.8% in value of our aggregate outstanding stock, including common stock and preferred stock, or more than 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class or series of our stock. We refer to these restrictions as the “ownership limits.”

The applicable constructive ownership rules under the Code are complex and may cause stock owned, actually or constructively, by a group of related individuals or entities to be treated as owned by one individual or entity. As a result, the acquisition of less than 9.8% in value of our aggregate outstanding stock or less than 9.8% in value or number of our outstanding shares of any class or series of stock (including through the acquisition of an interest in an entity that owns, actually or constructively, any class or series of our stock) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own, constructively or beneficially, in excess of 9.8% in value of our aggregate outstanding stock or 9.8% in value or number of our outstanding shares of any class or series of stock.

In addition to the ownership limits, our Certificate of Incorporation prohibits any person from actually or constructively owning shares of our stock to the extent that such ownership would cause any of our income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

The board of directors may, in its sole discretion, exempt a person from the ownership limits and certain other REIT limits on ownership and transfer of our stock described above, and may establish a different limit on ownership for that person. However, the board of directors may not exempt any person whose ownership of outstanding stock in violation of these limits would result in our failing to qualify as a REIT. In order to be considered by the board of directors for an exemption or a different limit on ownership, a person must make such representations and undertakings as are reasonably necessary to ascertain that the person’s beneficial or constructive ownership of our stock will not now or in the future jeopardize our ability to qualify as a REIT and must agree that any violation or attempted violation of those representations or undertakings (or other action that is contrary to the ownership limits and certain other REIT limits on ownership and transfer of our stock described above) will result in the shares of stock being automatically transferred to a trust as described below. As a condition of its waiver, the board of directors may require an opinion of counsel or IRS ruling satisfactory to it with respect to our qualification as a REIT and may impose such other conditions as it deems appropriate in connection with the granting of the exemption or different limit on ownership.

In connection with the waiver of the ownership limits or at any other time, the board of directors may from time to time increase the ownership limits for one or more persons and decrease the ownership limits for all other persons; provided that the new ownership limits may not, after giving effect to such increase and under certain assumptions stated in our Certificate of Incorporation, result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interests are held during the last half of a taxable year). Reduced ownership limits will not apply to any person whose percentage ownership of our aggregate outstanding stock or of the shares of a class or series of our stock, as applicable, is in excess of such decreased ownership limits until such time as that person’s percentage of our aggregate outstanding stock or of the shares of a class or series of stock, as applicable, equals or falls below the decreased ownership limits, but any further acquisition of shares of our stock or of a class or series of our stock, as applicable, in excess of such percentage ownership of shares of stock or of a class or series of stock will be in violation of the ownership limits.

Our Certificate of Incorporation further prohibits:

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any person from transferring shares of our stock if the transfer would result in our aggregate outstanding stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution); and

•	any person from beneficially or constructively owning shares of our stock if that ownership would result in our failing to qualify as a REIT.

The foregoing provisions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any person who acquires, or attempts or intends to acquire, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on transferability and ownership will be required to give notice to us immediately (or, in the case of a proposed or attempted transaction, at least 15 days prior to the transaction) and provide us with such other information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.

Pursuant to our Certificate of Incorporation, if there is any purported transfer of our stock or other event or change of circumstances that, if effective or otherwise, would violate any of the restrictions described above, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary, except that any transfer that results in the violation of the restriction relating to our stock being beneficially owned by fewer than 100 persons will be automatically void and of no force or effect. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event or change of circumstances that requires the transfer to the trust. We refer below to the person that would have owned the shares if they had not been transferred to the trust as the purported transferee. Any ordinary dividend paid to the purported transferee prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. Our Certificate of Incorporation also provides for adjustments to the entitlement to receive extraordinary dividends and other distributions as between the purported transferee and the trust. If the transfer to the trust as described above is not automatically effective for any reason, to prevent violation of the applicable restriction contained in our Certificate of Incorporation, the transfer of the excess shares will be automatically void and of no force or effect.

Shares of our stock transferred to the trustee are deemed to be offered for sale to us or our designee at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other similar transaction), the market price at the time of the event and (ii) the market price on the date we accept, or our designee accepts, the offer. We have the right to accept the offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported transferee, except that the trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee prior to our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, and any ordinary dividends held by the trustee with respect to the stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as reasonably practicable (and, if the shares are listed on a national securities exchange, within 20 days) after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity who could own the shares without violating the restrictions described above. Upon such a sale, the trustee must distribute to the purported transferee an amount equal to the lesser of (i) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust, and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported transferee by the amount of any ordinary dividends that we paid to the purported transferee before our discovery that the shares had been transferred to the trust and that is owed by the purported transferee to the trustee as described above. Any net sales proceeds in excess of the amount payable to the purported transferee will be immediately paid to the charitable beneficiary, together with any ordinary dividends held by the trustee with respect to such stock. In addition, if prior to discovery by us that shares of common stock have been transferred to a trust, the shares of stock are sold by a purported transferee, then the shares will be deemed to have been sold on behalf of the trust and, to the extent that the purported transferee received an amount for or in respect of the shares that exceeds the amount that the purported transferee was entitled to receive as described above, the excess amount will be paid to the trustee upon demand. The purported transferee has no rights in the shares held by the trustee.

The trustee will be indemnified by us or from the proceeds of sales of stock in the trust for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our Certificate of Incorporation. The trustee will also be entitled to reasonable compensation for services provided as determined by agreement between the trustee and the board of directors, which compensation may be funded by us or the trust. If we pay any such indemnification or compensation, we are entitled on a first priority basis (subject to the trustee’s indemnification and compensation rights) to be reimbursed from the trust. To the extent the trust funds any such indemnification and compensation, the amounts available for payment to a purported transferee (or the charitable beneficiary) would be reduced.

The trustee will be designated by us and must be unaffiliated with us and with any purported transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the shares, and may also exercise all voting rights with respect to the shares.

Subject to the General Corporation Law of the State of Delaware, which we refer to as the DGCL, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported transferee prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust.

However, if we have already taken corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines that a proposed or purported transfer would violate the restrictions on ownership and transfer of our stock set forth in our Certificate of Incorporation, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent the violation, including but not limited to, causing us to repurchase shares of our stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Following the end of each REIT taxable year, every owner of 5% or more (or such lower percentage as required by the Code or the Treasury regulations promulgated thereunder) of the outstanding shares of any class or series of our stock, must, upon request, provide us written notice of the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner must also provide us with such additional information as we may request in order to determine the effect, if any, of such owner’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each beneficial owner or constructive owner of our stock, and any person (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will, upon demand, be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Preferred Stock

As noted above, the rights, preferences and privileges of the holders of our common stock may be affected by the rights, preferences and privileges granted to holders of preferred stock. Pursuant to our Certificate of Incorporation, the board of directors is empowered, without any approval of our stockholders, to issue shares of preferred stock in one or more series, to establish the number of shares in each series, and to fix the relative rights, preferences, powers, qualifications, limitations and restrictions of each such series. The specific matters that may be determined by the board of directors include:

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whether the shares of the series are redeemable, and if so, the prices at which, and the terms and conditions on which, the shares may be redeemed, including the date or dates upon or after which the shares shall be redeemable and the amount per share payable in case of redemption;

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whether shares of the series will be entitled to receive distributions and, if so, the distribution rate on the shares, any restriction, limitation or condition upon the payment of the distributions, whether distributions will be cumulative, and the dates on which distributions are payable;

•	any preferential amount payable upon shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of American Tower;

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whether the shares of the series are convertible, or exchangeable for, shares of any other class or classes of stock or of any other series of stock, or any other securities of American Tower, and if so, the terms and conditions of such conversion or exchange, including price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities;

•	terms and conditions of the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

•	the distinctive designation of each series and the number of shares that will constitute the series;

•	the voting power, if any, of shares of the series; and

•	any other relative rights, preferences or limitations.

Because the board of directors will have the power to establish the preferences and rights of each series of preferred stock, it may afford the stockholders of any series of preferred stock preferences, powers and rights senior to the rights of holders of shares of our common stock that could have the effect of delaying, deferring or preventing a change in control of American Tower.

As of December 31, 2011, American Tower had no shares of preferred stock outstanding.

Certain Anti-Takeover Provisions

Delaware Business Combination Provisions

We are subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years owned, 15% or more of the corporation’s voting stock.

Certain Provisions of our Certificate of Incorporation and By-Laws

Our By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election of directors, other than nominations made by, or at the direction of, our board of directors. These procedures may impede stockholders’ ability to bring matters before a meeting of stockholders or make nominations for directors at a meeting of stockholders.

Our Certificate of Incorporation includes provisions eliminating the personal liability of our directors to the fullest extent permitted by the DGCL and indemnifying our directors and officers to the fullest extent permitted by the DGCL. The limitation of liability and indemnification provisions in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our Certificate of Incorporation provides that any or all of the directors may be removed at any time, either with or without cause, by a vote of a majority of the shares outstanding and entitled to vote. This provision may delay or prevent our stockholders from removing incumbent directors.

The ownership and transfer restrictions contained in our Certificate of Incorporation, and described above, may have the effect of inhibiting or impeding a change in control.

Our Certificate of Incorporation and our By-Laws provide that our By-Laws may be altered, amended, changed or repealed by (i) the approval or consent of not less than a majority of the total outstanding shares of stock entitled to vote generally in the election of directors or (ii) a majority of the entire board of directors.

Certain Provisions of our Debt Obligations

Change of control and merger, consolidation and asset sale provisions in our indentures for our outstanding notes and loan agreements for our credit facilities may discourage a takeover attempt. These provisions may make acquiring us more difficult.

Listing of Common Stock

Our common stock is traded on the New York Stock Exchange under the symbol “AMT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York Mellon Trust Company, N.A., 525 William Penn Place, 7th Floor, Pittsburgh, PA 15259, telephone number (412) 234-7571.

LEGAL OWNERSHIP

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the holder actually will be a broker, bank or other financial institution or, in the case of a global security, the depositary. Our obligations, as well as the obligations of the trustee, any transfer agent, any registrar and any third parties employed by us, the trustee, any transfer agent and any registrar, run only to persons who are registered as holders of our securities, except as may be specifically provided for in the contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding securities in accounts at banks, brokers or other financial institutions is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they legally are required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement actually will apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement that applies to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out:

•	How it handles payments and notices with respect to the securities;

•	Whether it imposes fees or charges;

•	How it handles voting, if applicable;

•	How and when you should notify it to exercise on your behalf any rights or options that may exist under the securities;

•	Whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, our debt securities will be book-entry securities that are cleared and settled through the Depositary Trust Company, which we refer to as the DTC, a securities depositary. Upon issuance, unless otherwise specified in the applicable prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary – a bank, brokerage house or other institution that maintains securities accounts for customers – that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, the beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days;

•	We in our sole discretion decide to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or

•	An event of default has occurred and is continuing under the indenture, and a holder of the securities has requested definitive securities.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $2,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the applicable prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination of the following three ways):

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we use underwriters in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to customary conditions. The underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities.

We may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, in connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters may over-allot and may bid for, and purchase, the securities in the open market.

Agents, underwriters and other third parties described above that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and those other third parties to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of those liabilities. Agents, underwriters and those other third parties may engage in transactions with or perform services for us in the ordinary course of their businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

FEDERAL INCOME TAX CONSIDERATIONS RELATED TO OUR QUALIFICATION AND TAXATION AS A REIT

The following summary of federal income tax considerations is based on existing law, and is limited to our qualification and taxation as a REIT. The opinion of our tax counsel, Sullivan & Worcester LLP, attached hereto as Exhibit 8.1 addresses our qualification and taxation as a REIT as set forth in this summary. For a discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of debt securities covered by this prospectus, please see the section entitled “Certain U.S. Federal Income Tax Considerations Relevant to Holders of Our Debt Securities” beginning on page 38.

The sections of the Code that govern federal income tax qualification and treatment of a REIT are complex. This section contains a summary of applicable Code provisions, related rules and regulations and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial or administrative actions or decisions could also affect the accuracy of statements made in this summary. We have received private letter rulings from the IRS with respect to some but not all of the matters described in this summary, and we cannot provide assurance that the IRS or a court will agree with all of the statements made in this summary. The IRS or a court could, for example, take a different position from that described in this summary with respect to our acquisitions, operations, restructurings or other matters, including with respect to matters similar to, but subsequent or unrelated to, those matters addressed in the IRS private letter rulings issued to us; furthermore, while a private letter ruling from the IRS generally is binding on the IRS, we and our tax counsel cannot rely on the private letter rulings if the factual representations, assumptions or undertakings made in our letter ruling requests to the IRS are untrue or incomplete in any material respect. If successful, IRS challenges could result in significant tax liabilities for applicable parties. In addition, this summary is not exhaustive of all possible tax consequences related to our qualification and taxation as a REIT, and does not discuss any estate, gift, state, local or foreign tax consequences. For all these reasons, we urge any holder of or prospective acquiror of our securities to consult with a tax advisor about the federal income tax and other tax consequences of our qualification and taxation as a REIT. Our intentions and beliefs described in this summary are based upon our understanding of applicable laws and regulations that are in effect as of the date of this prospectus. If new laws or regulations are enacted which impact us directly or indirectly, we may change our intentions or beliefs.

Taxation as a REIT

Effective for our taxable year that commenced January 1, 2012, we expect to elect to be taxed as a REIT under Sections 856 through 860 of the Code, and the discussion below assumes that we will make that election by timely filing our federal income tax return as a REIT. Our REIT election, assuming continuing compliance with the then applicable qualification tests, will continue in effect for subsequent taxable years. As a result of this REIT election, our deferred intercompany gains and similar consolidated return items have been restored into income for our taxable year ending December 31, 2011; however we estimate these restored amounts to have totaled no more than $10 million, and in any event the restored amounts are not estimated to have affected materially our 2011 federal income tax liability or our subsequent qualification and taxation as a REIT. Although no assurance can be given, we believe that, since January 1, 2012, we have been organized and have operated, and will continue to be organized and to operate, in a manner that qualified and will continue to qualify us to be taxed under the Code as a REIT.

Our tax counsel, Sullivan & Worcester LLP, has opined that we have been organized and will have qualified as a REIT under the Code for our taxable year commencing January 1, 2012 upon our filing a timely REIT federal income tax return for that year, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Our tax counsel’s opinions are conditioned upon the assumption that our Certificate of Incorporation, By-Laws, licenses and all other applicable legal documents have been and will be complied with by all parties to those documents, upon the accuracy and completeness of the factual matters described in the proxy statement/prospectus filed with the SEC on October 11, 2011 and in this prospectus, upon private letter rulings received from the IRS as to certain federal income tax matters, and upon representations made by us as to certain factual matters relating to our organization and operations and our expected manner of operation. If the assumption or a representation is inaccurate or incomplete, or if the transactions described in this prospectus or the exhibits hereto is consummated in a manner inconsistent with the manner contemplated herein, the opinions may be adversely affected and may not be relied upon. The opinions of our tax counsel are based upon the law as it exists today, but the law may change in the future, possibly with retroactive effect. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Sullivan & Worcester LLP or us that we will so qualify for any particular year. Any opinion of Sullivan & Worcester LLP as to our qualification as a REIT will be expressed as of the date issued. Counsel will have no obligation to advise us or holders of our securities of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. Also, the opinions of tax counsel are not binding on either the IRS or a court, and either could take a position different from that expressed by tax counsel.

Our actual qualification and taxation as a REIT will depend upon our compliance on a continuing basis with various qualification tests imposed under the Code and summarized below. Our ability to satisfy the asset tests will depend in part upon our good faith analysis of the fair market values of our assets, some of which are not susceptible to a precise determination. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. While we believe that we will satisfy these tests, our tax counsel will not review compliance with these tests on a continuing basis. If we fail to qualify as a REIT in any year, we will be subject to federal income taxation as if we were a corporation taxed under subchapter C of the Code, or C corporation, and our stockholders will be taxed like stockholders of C corporations, meaning that federal income tax generally will be applied at both the corporate and stockholder levels. In this event, we could be subject to significant tax liabilities, and the amount of cash available for payments to our securityholders could be reduced or eliminated.

As a REIT, we generally are not subject to federal income tax on our net income distributed as dividends to our stockholders. Distributions to our stockholders generally are included in their income as dividends to the extent of our current or accumulated earnings and profits. Our dividends are not generally entitled to the favorable 15% rate on qualified dividend income (scheduled to increase to ordinary income rates for taxable years beginning after December 31, 2012), but a portion of our dividends, such as dividends attributable to dividend income we receive from our taxable REIT subsidiaries, or TRSs, may be so eligible. No portion of any of our dividends is eligible for the dividends received deduction for corporate stockholders. Distributions in excess of current or accumulated earnings and profits generally are treated for federal income tax purposes as returns of capital to the extent of a recipient stockholder’s basis in its stock, and will reduce this basis. Our current or accumulated earnings and profits are generally allocated first to distributions made on our outstanding preferred stock, of which there is presently none outstanding, and thereafter to distributions made on our common stock. For all these purposes, our distributions include both cash distributions and any in kind distributions of property that we might make.

If we qualify as a REIT and meet the tests described below, we generally will not pay federal income tax on amounts we distribute to our stockholders. However, even if we qualify as a REIT, we may be subject to federal tax in the following circumstances:

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We will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” determined by including our undistributed net capital gains and after offset by our available net operating loss carryovers (NOLs);

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If our alternative minimum taxable income exceeds our taxable income, we may be subject to the corporate alternative minimum tax on our items of tax preference. Items that are treated differently for regular and alternative minimum tax purposes are to be allocated between a REIT and its stockholders under Treasury regulations which are yet to be prescribed. It is possible that these Treasury regulations will require tax preference items to be allocated to us with respect to any accelerated depreciation or other tax preference items that we claim, including a portion of the NOLs we may utilize;

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If we have net income from the disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or from other nonqualifying income from foreclosure property, we will be subject to tax on this income at the highest regular corporate rate, currently 35%;

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If we have net income from prohibited transactions—that is, dispositions of inventory or property held primarily for sale to customers in the ordinary course of business other than dispositions of foreclosure property and other than dispositions excepted under a statutory safe harbor—we will be subject to tax on this income at a 100% rate;

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If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT, we will be subject to tax at a 100% rate on the greater of the amount by which we fail the 75% or the 95% test, with adjustments, multiplied by a fraction intended to reflect our profitability;

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If we fail to distribute for any calendar year at least the sum of 85% of our REIT ordinary income for that year, 95% of our REIT capital gain net income for that year, and any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amounts actually distributed;

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If we recognize gain on the disposition of any asset that was held by us on January 1, 2012 during a specified period (generally, ten years) thereafter, then we will pay tax at the highest regular corporate tax rate, which is currently 35%, on the lesser of the excess of the fair market value of the asset over our basis in the asset on January 1, 2012, or the gain we recognize in the disposition. We currently do not expect to sell any assets if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard;

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If we acquire an asset from a corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of a present or former C corporation (including, for example, if we were to liquidate a wholly owned TRS), and if we subsequently recognize gain on the disposition of this asset during a specified period (generally, ten years) beginning on the date on which the asset ceased to be owned by the C corporation, then we will pay tax at the highest regular corporate tax rate, which is currently 35%, on the lesser of the excess of the fair market value of the asset over the C corporation’s basis in the asset on the date the asset ceased to be owned by the C corporation, or the gain we recognize in the disposition;

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If we acquire a corporation in a transaction where we succeed to its tax attributes, then to preserve our status as a REIT we must generally distribute all of the C corporation earnings and profits inherited in that acquisition, if any, not later than the end of our taxable year in which the acquisition occurs. However, if we fail to do so, relief provisions would allow us to maintain our status as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution;

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As summarized below, REITs are permitted within limits to own stock and securities of a TRS. A domestic TRS is separately taxed on its net income as a C corporation, and is subject to limitations on the deductibility of interest expense paid to its REIT parent. While a foreign TRS is taxed in the United States only to the extent it has income that is effectively connected with the conduct of a trade or business in the United States or that is investment income from United States sources, a foreign TRS is generally subject to foreign taxes in the jurisdictions in which its assets or operations are located. In addition, the REIT parent is subject to a 100% tax on the amount by which various charges and reimbursements between the parent REIT and its TRS are determined to be priced excessively in favor of the REIT rather than on an arms’ length basis; and

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To the extent we invest in properties in foreign jurisdictions, our income from those properties will generally be subject to tax in those jurisdictions. If we continue to operate as we do, then we will distribute all of our taxable income to our stockholders such that we will generally not pay federal income tax. As a result, we cannot recover the cost of foreign income taxes imposed on our foreign investments by claiming foreign tax credits against our federal income tax liability. Also, we cannot pass through to our stockholders any foreign tax credits.

If we fail to qualify as a REIT or choose not to elect REIT status, we will be subject to federal income tax in the same manner as a C corporation. Distributions to our stockholders if we do not qualify as a REIT will not be deductible by us nor will distributions be required under the Code. Also, we will generally be disqualified from qualification as a REIT for the four taxable years following disqualification. If we do not qualify as a REIT for even one year, this could result in our incurring substantial indebtedness or liquidating substantial investments in order to pay the resulting corporate level taxes, which could adversely impact our ability to make payments to our securityholders. The Code provides certain relief provisions under which we might avoid automatically ceasing to be a REIT for failure to meet certain REIT requirements, all as discussed in more detail below.

REIT Qualification Requirements

General Requirements. Section 856(a) of the Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable, but for Sections 856 through 859 of the Code, as a C corporation;

(4) that is not a financial institution or an insurance company subject to special provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) that is not “closely held” as defined under the personal holding company stock ownership test, as described below; and

(7) that meets other tests regarding income, assets and distributions, all as described below.

Section 856(b) of the Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a pro rata part of a taxable year of less than 12 months. Section 856(h)(2) of the Code provides that neither condition (5) nor (6) need be met for our first taxable year as a REIT. We believe that we have met and will meet conditions (1) through (7) during each of the requisite periods commencing with the current taxable year, and that we can continue to meet these conditions in future taxable years. There can, however, be no assurance in this regard.

By reason of condition (6), we will fail to qualify as a REIT for a taxable year if at any time during the last half of a year more than 50% in value of our outstanding stock is owned directly or indirectly by five or fewer individuals. To help comply with condition (6), our Certificate of Incorporation restricts transfers of our stock that would otherwise result in concentrated ownership positions. In addition, if we comply with applicable Treasury regulations to ascertain the ownership of our stock and do not know, or by exercising reasonable diligence would not have known, that we failed condition (6), then we will be treated as having met condition (6). However, our failure to comply with these regulations for ascertaining ownership may result in a penalty of $25,000, or $50,000 for intentional violations. Accordingly, we intend to comply with these regulations, and to request annually from record holders of significant percentages of our stock information regarding the ownership of our stock. Under our Certificate of Incorporation, our stockholders are required to respond to these requests for information.

For purposes of condition (6), the term “individuals” is defined in the Code to include natural persons, supplemental unemployment compensation benefit plans, private foundations and portions of a trust permanently set aside or used exclusively for charitable purposes, but not other entities or qualified pension plans or profit sharing trusts. As a result, REIT shares owned by an entity that is not an “individual” are considered to be owned by the direct and indirect owners of the entity that are individuals (as so defined), rather than to be owned by the entity itself. Similarly, REIT shares held by a qualified pension plan or profit sharing trust are treated as held directly by the individual beneficiaries in proportion to their actuarial interests in such plan or trust. Consequently, five or fewer such trusts could own more than 50% of the interests in an entity without jeopardizing that entity’s federal income tax qualification as a REIT.

The Code provides that we will not automatically fail to be a REIT if we do not meet conditions (1) through (6), provided we can establish reasonable cause for any such failure. Each such excused failure will result in the imposition of a $50,000 penalty instead of REIT disqualification. It is impossible to state whether in all circumstances we would be entitled to the benefit of this relief provision. This relief provision applies to any failure of the applicable conditions, even if the failure first occurred in a prior taxable year.

Our Wholly Owned Subsidiaries and Our Investments through Partnerships. Except in respect of TRSs as discussed below, Section 856(i) of the Code provides that any corporation, 100% of whose stock is held by a REIT and its disregarded subsidiaries, is a qualified REIT subsidiary and shall not be treated as a separate corporation. The assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as the REIT’s. We believe that each of our direct and indirect wholly owned subsidiaries, other than the TRSs discussed below, will be either a qualified REIT subsidiary within the meaning of Section 856(i) of the Code, or a noncorporate entity that for federal income tax purposes is not treated as separate from its owner under regulations issued under Section 7701 of the Code, each of which we refer to as a QRS. Thus, except for the TRSs discussed below, in applying all the federal income tax REIT qualification requirements described in this summary, all assets, liabilities and items of income, deduction and credit of our direct and indirect wholly owned subsidiaries are treated as ours.

We have invested and may invest in real estate through one or more entities that are treated as partnerships for federal income tax purposes, including limited or general partnerships, limited liability companies or foreign entities. In the case of a REIT that is a partner in a partnership, regulations under the Code provide that, for purposes of the REIT qualification requirements regarding income and assets discussed below, the REIT is deemed to own its proportionate share of the assets of the partnership corresponding to the REIT’s proportionate capital interest in the partnership and is deemed to be entitled to the income of the partnership attributable to this proportionate share. In addition, for these purposes, the character of the assets and gross income of the partnership generally retain the same character in the hands of the REIT. Accordingly, our proportionate share of the assets, liabilities and items of income of each partnership in which we are a partner is treated as ours for purposes of the income tests and asset tests discussed below. But for purposes of the distribution requirement discussed below, we must take into account as a partner our share of the partnership’s income as determined under the general federal income tax rules governing partners and partnerships under Sections 701 through 777 of the Code.

Taxable REIT Subsidiaries. We are permitted to own any or all of the securities of a “taxable REIT subsidiary” as defined in Section 856(l) of the Code provided that no more than 25% of the total value of our assets, at the close of each quarter, is comprised of our investments in the stock or securities of our TRSs. We have received a private letter ruling from the IRS that a loan to a TRS of ours that is adequately secured by towers, tower sites or other interests in real property will not be treated as a security for purposes of this 25% TRS limitation. Among other requirements, a TRS of ours must:

(1) be a non-REIT corporation for federal income tax purposes in which we directly or indirectly own shares;

(2) join with us in making a TRS election;

(3) not directly or indirectly operate or manage a lodging facility or a health care facility; and

(4) not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, except that in limited circumstances a subfranchise, sublicense or similar right can be granted to an independent contractor to operate or manage a lodging facility or a health care facility.

In addition, a corporation other than a REIT in which a TRS directly or indirectly owns more than 35% of the voting power or value will automatically be treated as a TRS. Subject to the discussion below, we believe that we and each of our TRSs have complied with, and will continue to comply with, on a continuous basis, the requirements for TRS status at all times during which we intend for the subsidiary’s TRS election to be in effect, and we believe that the same will be true for any TRS that we later form or acquire.

Our ownership of stock and securities in TRSs is exempt from the 10% and 5% REIT asset tests discussed below. Also, as discussed below, TRSs can perform services for our tenants without disqualifying the rents we receive from those tenants under the 75% or 95% gross income tests discussed below. Moreover, because TRSs are taxed separately from us as C corporations, their assets, liabilities and items of income, deduction and credit generally are not imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, TRSs can generally undertake third-party management and development activities and activities not related to real estate.

Restrictions are imposed on TRSs to ensure that they will be subject to an appropriate level of federal income taxation. For example, a TRS may not deduct interest paid in any year to an affiliated REIT to the extent that the interest payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year. However, the TRS may carry forward the disallowed interest expense to a succeeding year, and deduct the interest in that later year subject to that year’s 50% adjusted taxable income limitation. In addition, if a TRS pays interest, rent or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. Finally, if in comparison to an arm’s length transaction, a tenant has overpaid rent to the REIT in exchange for underpaying the TRS for services rendered, and if the REIT has not adequately compensated the TRS for services provided to or on behalf of a tenant, then the REIT may be subject to an excise tax equal to 100% of the undercompensation to the TRS. A safe harbor exception to this excise tax applies if the TRS has been compensated at a rate at least equal to 150% of its direct cost in furnishing or rendering the service. We believe that our TRSs have received and will continue to receive at least arm’s length compensation, from our tenants or from us, for the services they provide to our tenants. There can be no assurance that arrangements involving our TRSs will not result in the imposition of one or more of these deduction limitations or excise taxes, but we do not believe that we are or will be subject to these impositions.

To the extent our TRSs have assets or operations in foreign jurisdictions, their income from those assets and operations will generally be subject to tax in those jurisdictions. If we and our TRSs continue to operate as we currently do, then our foreign TRSs will not have any United States operations or federal income tax liability, and we will generally not pay federal income tax to the extent we distribute our taxable income, including our dividend income from our TRSs, to our stockholders each year. As a result, we cannot recover the cost of foreign income taxes imposed on our TRSs’ foreign investments by claiming foreign tax credits against either our or their federal income tax liability. Also, we cannot pass through to our stockholders any foreign tax credits.

Our Assets as Real Estate Assets. Treasury regulations define “real property” for purposes of Section 856 of the Code to mean land or improvements thereon, such as buildings or other inherently permanent structures thereon, including items which are structural components of such buildings or structures. In addition, the term is defined recursively so that real property includes interests in real property. For these purposes, local law definitions are not controlling. By way of illustration, Treasury regulations provide that real property includes wiring in a building, plumbing systems, central heating or central air-conditioning machinery, pipes or ducts, elevators or escalators installed in a building and other items which are structural components of a building or other permanent structure; however, again by way of example, real property is defined to exclude assets accessory to the operation of a business such as machinery, printing presses, transportation equipment which is not a structural component of the building, office equipment, refrigerators, individual air-conditioning units, grocery counters or furnishings of a motel, hotel or office building. For purposes of Section 856 of the Code, real property includes real property outside of the United States as well as real property within the United States.

Treasury regulations provide that, for purposes of Section 856 of the Code, the term “interests in real property” includes several types of interests that relate to real property such as (a) fee ownership and co-ownership of land or improvements thereon, leaseholds of land or improvements thereon, options to acquire land or improvements thereon and options to acquire leaseholds of land or improvements thereon, (b) timeshare interests that represent an undivided fractional fee interest, or undivided leasehold interest, in real property, and that entitle the holders of the interests to the use and enjoyment of the property for a specified period of time each year, and (c) stock held by a person as a tenant-stockholder in a cooperative housing corporation (as those terms are defined in Section 216 of the Code). In several administrative pronouncements spanning almost four decades, the IRS has concluded that “interests in real property” properly include intangibles such as voting rights and goodwill that are inextricably and compulsorily tied to real property or otherwise inseparable from real property.

We received a private letter ruling from the IRS that, for purposes of Section 856 of the Code, our towers and the sites on which they are located (including any fencing, shelters and permanently installed backup generators) are interests in real property, and intangible assets (including goodwill) derived from our real estate are also “interests in real property.” Because all or substantially all of our intangible assets (including goodwill) as reported on our audited financial statements relate to current and future rental cash flows from space on our towers and at our tower sites, we believe that all or substantially all of these intangibles are inextricably and compulsorily tied to, and derived from, our real estate and thus “interests in real property.”

In order to qualify as a mortgage on real property for purposes of the 75% gross income test and 75% asset test discussed below, a mortgage loan must be secured by real property with a fair market value, at the time the loan is made, at least equal to the amount of the loan. In Revenue Ruling 80-280, 1980-2 C.B. 207 the IRS concluded that a loan secured by a mortgage loan can itself qualify as an interest in mortgages on real property where the ultimate collateral in the arrangement was real property of sufficient fair market value. Although there can be no assurance in this regard, we believe that our loans that are intended to be mortgages on real property for purposes of the REIT income and asset tests below in fact so qualify, because we generally seek to have those loans directly secured by real property of sufficient fair market value or indirectly and ultimately secured by real property of sufficient fair market value consistent with the principles of Revenue Ruling 80-280.

Income Tests. There are two gross income requirements for qualification as a REIT under the Code:

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At least 75% of our gross income (excluding: (a) gross income from sales or other dispositions of property held primarily for sale; (b) any income arising from “clearly identified” hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from “clearly identified” hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% or 95% gross income tests (or any property which generates such income or gain); (d) real estate foreign exchange gain (as defined in Section 856(n)(2) of the Code); and (e) income from the repurchase or discharge of indebtedness) must be derived from investments relating to real property, including “rents from real property” as defined under Section 856 of the Code, interest and gain from mortgages on real property, income and gain from foreclosure property, gain from the sale or other disposition of real property other than dealer property, or dividends and gain from shares in other REITs. When we receive new capital in exchange for our stock or in a public offering of five year or longer debt instruments, income attributable to the temporary investment of this new capital in stock or a debt instrument, if received or accrued within one year of our receipt of the new capital, is generally also qualifying income under the 75% gross income test.

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At least 95% of our gross income (excluding: (a) gross income from sales or other dispositions of property held primarily for sale; (b) any income arising from “clearly identified” hedging transactions that we enter into to manage interest rate or price changes or currency fluctuations with respect to borrowings we incur to acquire or carry real estate assets; (c) any income arising from “clearly identified” hedging transactions that we enter into primarily to manage risk of currency fluctuations relating to any item that qualifies under the 75% or 95% gross income tests (or any property which generates such income or gain); (d) passive foreign exchange gain (as defined in Section 856(n)(3) of the Code); and (e) income from the repurchase or discharge of indebtedness) must be derived from a combination of items of real property income that satisfy the 75% gross income test described above, dividends, interest or gains from the sale or disposition of stock, securities or real property.

For purposes of the 75% and 95% gross income tests outlined above, income derived from a “shared appreciation provision” in a mortgage loan is generally treated as gain recognized on the sale of the property to which it relates. Although we will use our best efforts to ensure that the income generated by our investments will be of a type that satisfies both the 75% and 95% gross income tests, there can be no assurance in this regard.

In order to qualify as “rents from real property” under Section 856 of the Code, several requirements must be met:

•	The amount of rent received generally must not be based on the income or profits of any person, but may be based on receipts or sales.

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Rents do not qualify if the REIT owns 10% or more by vote or value of the tenant, whether directly or after application of attribution rules. While we intend not to lease property to any party if rents from that property would not qualify as rents from real property, application of the 10% ownership rule is dependent upon complex attribution rules and circumstances that may be beyond our control. For example, an unaffiliated third party’s ownership directly or by attribution of 10% or more by value of our stock, as well as an ownership position in the stock of one of our tenants which, when added to our own ownership position in that tenant, totals 10% or more by vote or value of the stock of that tenant, would result in that tenant’s rents not qualifying as rents from real property. Our Certificate of Incorporation disallows transfers or purported acquisitions, directly or by attribution, of our stock to the extent necessary to maintain our REIT status under the Code. Nevertheless, there can be no assurance that these provisions in our Certificate of Incorporation will be effective to prevent our REIT status from being jeopardized under the 10% affiliated tenant rule. Furthermore, there can be no assurance that we will be able to monitor and enforce these restrictions, nor will our stockholders necessarily be aware of ownership of our stock attributed to them under the Code’s attribution rules.

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There is a limited exception to the above prohibition on earning “rents from real property” from a 10% affiliated tenant, if the tenant is a TRS. If at least 90% of the leased/licensed space of a property is leased/licensed to tenants other than TRSs and 10% affiliated tenants, and if the TRS’s rent for space at that property is substantially comparable to the rents paid by nonaffiliated tenants for comparable space at the property, then otherwise qualifying rents paid by the TRS to the REIT will not be disqualified on account of the rule prohibiting 10% affiliated tenants. At some of our tower sites, we may license space to a TRS so that, for example, the TRS can operate a master antenna, backhaul antenna or other asset. In any such instance, we cannot be sure that the rental relationship will qualify under the limited exception for leasing/licensing space to a TRS. However, we expect the total rents we receive from leasing/licensing space to our TRSs will be immaterial to our compliance with the REIT gross income tests.

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In order for rents to qualify, we generally must not manage the property or furnish or render services to the tenants of the property, except through an independent contractor from whom we derive no income or through one of our TRSs. There is an exception to this rule permitting a REIT to perform customary tenant services of the sort that a tax-exempt organization could perform without being considered in receipt of “unrelated business taxable income” as defined in Section 512(b)(3) of the Code. In addition, a de minimis amount of noncustomary services will not disqualify income as “rents from real property” so long as the value of the impermissible services does not exceed 1% of the gross income from the property.

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If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as “rents from real property”; if this 15% threshold is exceeded, the rent attributable to personal property will not so qualify. The portion of rental income treated as attributable to personal property is determined according to the ratio of the fair market value of the personal property to the total fair market value of the real and personal property that is rented. While this 15% test generally is applied separately to each lease of real property, Treasury regulations provide that the test may be applied on an aggregate basis at a multi-tenanted facility with substantially similar leases, such that the aggregate rents received or accrued at the facility under substantially similar leases are tested by reference to the ratio of the fair market value of all rented personal property under such leases to the total fair market value of all rented real and personal property under such leases. We have received a private letter ruling from the IRS confirming that this aggregation is available to us on a site by site basis at our election.

For the reasons set forth below, we believe that, since January 1, 2012, all or substantially all our rents have qualified and will continue to qualify as rents from real property for purposes of Section 856 of the Code.

With respect to services we render at our tower sites, we believe that these services will be of the type that are usually or customarily performed in connection with the rental of tower space and that are not primarily for the benefit or convenience of our tenants. Therefore, we believe that our provision of these permissible services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Any impermissible services at a tower site are expected to be provided by an independent contractor or a TRS under appropriate arrangements in order to avoid jeopardizing the qualification of our rent as “rents from real property.” We have received a private letter ruling from the IRS that, based on our representation that particular services are customary and either are consistent with our fiduciary functions or benefit our properties as a whole, these specified services provided in connection with the rental of tower space will not cause otherwise qualifying amounts received by us to be excluded from “rents from real property” under Section 856(d) of the Code. If, contrary to our expectation, the IRS or a court determines that one or more services we provide to our tenants directly (as opposed to through a TRS or an independent contractor) are impermissible services, and that the amount of gross receipts we receive that is attributable to the provision of such services during a taxable year at a site exceeds 1% of all gross receipts we received or accrued during such taxable year with respect to that site, then all of the rents from that site will be nonqualifying income for purposes of the 75% and 95% gross income tests. Although rents at any one site are immaterial to our compliance with the 75% and 95% gross income tests, a finding by the IRS or a court of sufficient impermissible services at a large number of sites could possibly jeopardize our ability to comply with the 95% gross income test, and in an extreme case possibly even with the 75% gross income test. Under those circumstances, we expect we would qualify for the gross income tests’ relief provision described below, and thereby preserve our qualification as a REIT; however, the penalty taxes associated with this relief could be material.

In applying the above criteria, each lease or license of space is evaluated separately from each other lease or license, except that the 1% threshold for impermissible services is applied on a site-by-site basis, as discussed above. For purposes of Section 856 of the Code, we believe that each site license under our master license agreements may be tested separately from each other site license under the above criteria, and we have received a private letter ruling from the IRS to that effect.

With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in local currencies. Accordingly, for federal income tax purposes, including presumably the 75% and 95% gross income tests summarized above, our income, gains and losses from our foreign operations that are not held in TRSs, if any, will generally be calculated first in the applicable local currency, and then translated into United States dollars at appropriate exchange rates. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, any foreign exchange gains we recognize from repatriation are expected to constitute “real estate foreign exchange gains” under Section 856(n)(2) of the Code, and thus be excluded from the 75% and 95% gross income tests summarized above.

In addition, when we own interests in entities that are “controlled foreign corporations” for federal income tax purposes, we are deemed to receive our allocable share of certain income, referred to as Subpart F Income, earned by such controlled foreign corporations whether or not that income is actually distributed to us. Numerous exceptions apply in determining whether an item of income is Subpart F Income, including exceptions for rent received from an unrelated person and derived in the active conduct of a trade or business. Rents from real property are generally treated as earned in an active trade or business if the landlord/licensor regularly performs active and substantial management and operational functions with respect to the property while it is leased, but only if such activities are performed through the landlord/licensor’s own officers or staff of employees. We believe our controlled foreign corporations generally satisfy this active rental exception, and accordingly we have not recognized and do not expect to recognize material amounts of Subpart F Income. We have received a private letter ruling from the IRS that the types of Subpart F Income most likely to be recognized by us qualify under the 95% gross income test. However, we have received no ruling regarding whether other types of Subpart F Income qualify for the 95% gross income test. In addition, we do not believe our Subpart F income qualifies under the 75% gross income test.

Absent the “foreclosure property” rules of Section 856(e) of the Code, a REIT’s receipt of nonrental, nonpassive income from a property would not qualify under the 75% and 95% gross income tests. But as foreclosure property, such gross income from such a property would so qualify. In the case of property leased by a REIT to a tenant, foreclosure property is defined under applicable Treasury regulations to include generally the real property and incidental personal property that the REIT reduces to possession upon a default or imminent default under the lease by the tenant, and as to which a foreclosure property election is made by attaching an appropriate statement to the REIT’s federal income tax return. Any gain that a REIT recognizes on the sale of foreclosure property held as inventory or primarily for sale to customers, plus any income it receives from foreclosure property that would not qualify under the 75% gross income test in the absence of foreclosure property treatment, reduced by expenses directly connected with the production of those items of income, would be subject to income tax at the maximum corporate rate, currently 35%, under the foreclosure property income tax rules of Section 857(b)(4) of the Code. Thus, if a REIT should lease foreclosure property in exchange for rent that qualifies as “rents from real property” as described above, then that rental income is not subject to the foreclosure property income tax.

Other than sales of foreclosure property, any gain we realize on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a penalty tax at a 100% rate. This prohibited transaction income also may adversely affect our ability to satisfy the 75% and 95% gross income tests for federal income tax qualification as a REIT. We cannot provide assurances as to whether or not the IRS might successfully assert that one or more of our dispositions would be subject to the 100% penalty tax. However, we believe that dispositions of assets that we might make will not be subject to the 100% penalty tax, because we intend to:

•	own our assets for investment with a view to long term income production and capital appreciation;

•	engage in the business of developing, owning, leasing and managing our existing properties and acquiring, developing, owning, leasing and managing new properties; and

•	make occasional dispositions of our assets consistent with our long term investment objectives.

If we fail to satisfy one or both of the 75% or the 95% gross income tests in any taxable year, we may nevertheless qualify as a REIT for that year if we satisfy the following requirements:

•	our failure to meet the test is due to reasonable cause and not due to willful neglect, and

•	after we identify the failure, we file a schedule describing each item of our gross income included in the 75% or 95% gross income tests for that taxable year.

It is impossible to state whether in all circumstances we would be entitled to the benefit of this relief provision for the 75% and 95% gross income tests. Even if this relief provision does apply, a 100% tax is imposed upon the greater of the amount by which we failed the 75% test or the amount by which we failed the 95% test, with adjustments, multiplied by a fraction intended to reflect our profitability. This relief provision applies to any failure of the applicable income tests, even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

Asset Tests. At the close of each quarter of each taxable year, we must also satisfy the following asset percentage tests in order to qualify as a REIT for federal income tax purposes:

•

At least 75% of our total assets must consist of real estate assets, cash and cash items, shares in other REITs, government securities and temporary investments of new capital (that is, stock or debt instruments purchased with proceeds of a stock offering or a public offering of our debt with a term of at least five years, but only for the one year period commencing with our receipt of the offering proceeds).

•	Not more than 25% of our total assets may be represented by securities other than those securities that count favorably toward the preceding 75% asset test.

•

Of the investments included in the preceding 25% asset class, the value of any one non-REIT issuer’s securities that we own may not exceed 5% of the value of our total assets. In addition, we may not own more than 10% of the vote or value of any one non-REIT issuer’s outstanding securities, unless the securities are “straight debt” securities or otherwise excepted as discussed below.

•	Our stock and securities in a TRS are exempted from the preceding 10% and 5% asset tests. However, no more than 25% of our total assets may be represented by stock or securities of TRSs.

We have received a private letter ruling from the IRS that, for purposes of Section 856 of the Code, our towers and the sites on which they are located (including any fencing, shelters and permanently installed backup generators) are interests in real property, and intangible assets (including goodwill) derived from our real estate are also “interests in real property.” Because all or substantially all of our intangible assets (including goodwill) as reported on our audited financial statements relate to current and future rental cash flows from space on our towers and at our tower sites, we believe that all or substantially all of these intangibles are, and will remain, inextricably and compulsorily tied to, and derived from, our real estate and thus “interests in real property.” Our board of directors expects to review internally prepared valuation presentations quarterly, which will assist it in determining the nature and value of the assets shown on our audited financial statements for purposes of the various REIT asset and income tests under Section 856 of the Code. Upon review and due consideration of each quarter’s valuation presentation, our board of directors expects to determine, to the maximum extent it is authorized and afforded discretion to determine such matters under applicable federal income tax laws (including in particular Section 856(c)(5)(A) of the Code), whether for the preceding calendar quarter (a) substantially all of our intangible assets (including goodwill) are derived from our real estate and (b) the value of our assets, including the value of our towers, buildings, land, intangibles and other assets, are such that we meet all of the above REIT asset tests.

The above REIT asset tests must be satisfied at the close of each calendar quarter of each taxable year as a REIT. After a REIT meets the asset tests at the close of any quarter, it will not lose its status as a REIT in any subsequent quarter solely because of fluctuations in the values of its assets, including if caused by changes in the foreign currency exchange rate used to value any foreign assets; but this grandfathering rule may be of limited benefit to a REIT such as us that makes periodic acquisitions of both qualifying and nonqualifying REIT assets. When a failure to satisfy the above asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.

In addition, if we fail the 5% value test or the 10% vote or value tests at the close of any quarter and do not cure such failure within 30 days after the close of that quarter, that failure will nevertheless be excused if (a) the failure is de minimis and (b) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy the 5% value and 10% vote and value asset tests. For purposes of this relief provision, the failure will be “de minimis” if the value of the assets causing the failure does not exceed the lesser of (a) 1% of the total value of our assets at the end of the relevant quarter or (b) $10,000,000. If our failure is not de minimis, or if any of the other REIT asset tests have been violated, we may nevertheless qualify as a REIT if (a) we provide the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) we pay a tax equal to the greater of (1) $50,000 or (2) the highest rate of corporate tax imposed (currently 35%) on the net income generated by the assets causing the failure during the period of the failure, and (d) within 6 months after the last day of the quarter in which we identify the failure, we either dispose of the assets causing the failure or otherwise satisfy all of the REIT asset tests. These relief provisions apply to any failure of the applicable asset tests, even if the failure first occurred in a year prior to the taxable year in which the failure was discovered.

The Code also provides an excepted securities safe harbor to the 10% value test that includes among other items (a) “straight debt” securities, (b) certain rental agreements in which payment is to be made in subsequent years, (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of or payments from a nongovernmental entity, and (e) any security issued by another REIT.

We intend to maintain records of the value of our assets to document our compliance with the above asset tests and take actions as may be required to cure any failure to satisfy the tests within 30 days after the close of any quarter.

Annual Distribution Requirements. In order to qualify for taxation as a REIT under the Code, we are required to make annual distributions other than capital gain dividends to our stockholders in an amount at least equal to the excess of:

(1) the sum of 90% of our “real estate investment trust taxable income,” as defined in Section 857 of the Code, computed by excluding any net capital gain and before taking into account any dividends paid deduction for which we are eligible, and 90% of our net income after tax, if any, from property received in foreclosure, over

(2) the sum of our qualifying noncash income, e.g., imputed rental income or income from transactions inadvertently failing to qualify as like kind exchanges.

The distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for the earlier taxable year and if paid on or before the first regular distribution payment after that declaration. If a dividend is declared in October, November or December to stockholders of record during one of those months, and is paid during the following January, then for federal income tax purposes the dividend will be treated as having been both paid and received on December 31 of the prior taxable year. A distribution which is not pro rata within a class of our beneficial interests entitled to a distribution, or which is not consistent with the rights to distributions among our classes of beneficial interests, is a preferential distribution that is not taken into consideration for purposes of the distribution requirements, and accordingly the payment of a preferential distribution could affect our ability to meet the distribution requirements. Taking into account our distribution policies, including any dividend reinvestment plan we might adopt in the future, we do not believe that we will make any preferential distributions. The distribution requirements may be waived by the IRS if a REIT establishes that it failed to meet them by reason of distributions previously made to meet the requirements of the 4% excise tax discussed below. To the extent that we do not distribute all of our net capital gain and all of our real estate investment trust taxable income, as adjusted, we will be subject to federal income tax on undistributed amounts.

In addition, we will be subject to a 4% nondeductible excise tax to the extent we fail within a calendar year to make required distributions to our stockholders of 85% of our ordinary income and 95% of our capital gain net income plus the excess, if any, of the “grossed up required distribution” for the preceding calendar year over the amount treated as distributed for that preceding calendar year. For this purpose, the term “grossed up required distribution” for any calendar year is the sum of our taxable income for the calendar year without regard to the deduction for dividends paid and all amounts from earlier years that are not treated as having been distributed under the provision. We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax.

If we do not have enough cash or other liquid assets to meet the 90% distribution requirements, we may find it necessary and desirable to arrange for new debt or equity financing to provide funds for required distributions in order to maintain our REIT status. We can provide no assurance that financing would be available for these purposes on favorable terms.

We may be able to rectify a failure to pay sufficient dividends for any year by paying “deficiency dividends” to stockholders in a later year. These deficiency dividends may be included in our deduction for dividends paid for the earlier year, but an interest charge would be imposed upon us for the delay in distribution.

In addition to the other distribution requirements above, to preserve our status as a REIT we are required to timely distribute C corporation earnings and profits that we inherit from acquired corporations.

Our C Corporation History

Our Built-in Gains. As described above, notwithstanding our qualification and taxation as a REIT, we may still be subject to corporate taxation in particular circumstances. If we recognize gain on the disposition of any asset that was held by us on January 1, 2012 during a specified period (generally, ten years) thereafter, then we will generally pay tax at the highest regular corporate tax rate, currently 35%, on the lesser of (1) the excess, if any, of the asset’s fair market value over our basis in the asset, each determined on January 1, 2012, or (2) our gain recognized in the disposition. Accordingly, any taxable disposition of a January 1, 2012 asset during the specified period could be subject to this built-in gains tax. We currently do not expect to sell any asset if such a sale would result in the imposition of a material tax liability. We cannot, however, provide assurance that we will not change our plans in this regard.

Our Earnings and Profits. A REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Thus, in order to qualify as a REIT, we are required to distribute to our stockholders all of our pre-REIT accumulated earnings and profits, if any, prior to the end of our first taxable year as a REIT. Absent an available relief provision, failure to distribute these pre-REIT accumulated earnings and profits before December 31, 2012 could result in our disqualification as a REIT.

Although Sullivan & Worcester LLP is unable to render an opinion on factual determinations such as the amount of our pre-REIT accumulated earnings and profits, we retained accountants to compute the amount of our pre-REIT accumulated earnings and profits as of December 31, 2010 and to project the amount of our earnings and profits through December 31, 2011; these calculations and projections give effect to both our December 2011 distribution and our redemptions over the years. Based on these calculations and projections, we believe that we satisfy the requirement of timely distributing all of our pre-REIT accumulated earnings and profits. However, there can be no assurance that the IRS would not, upon subsequent examination, propose adjustments to our calculation of the undistributed earnings and profits. If it is subsequently determined that we had undistributed earnings and profits as of the end of our first taxable year as a REIT, we may be eligible for a relief provision similar to the “deficiency dividends” procedure described above. To utilize this relief provision, we would have to pay an interest charge for the delay in distributing the undistributed earnings and profits; in addition, we would be required to distribute to our stockholders, in addition to our other REIT distribution requirements, the amount of the undistributed earnings and profits less the interest charge paid.

Acquisitions of C Corporations

In addition to the circumstances described above, we will be subject to corporate taxation if we acquire an asset from a corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of a present or former C corporation (including, for example, if we were to liquidate a TRS or convert a TRS to a QRS), and if we subsequently recognize gain on the disposition of this asset during a specified period (generally, ten years) beginning on the date on which the asset ceased to be owned by the C corporation. In such case we will generally pay tax at the highest regular corporate tax rate, currently 35%, on the lesser of (1) the excess, if any, of the asset’s fair market value over its adjusted tax basis, each determined as of the time the asset ceased to be owned by the C corporation, or (2) our gain recognized in the disposition. Accordingly, any taxable disposition of an asset so acquired during the specified period could be subject to this built-in gains tax.

As described above, if we acquire a corporation, liquidate a TRS or convert a TRS to a QRS, to preserve our status as a REIT we must generally distribute all of the C corporation earnings and profits inherited in that transaction, if any, not later than the end of our taxable year in which the transaction occurred. However, if we fail to do so, relief provisions would allow us to maintain our status as a REIT provided we distribute any subsequently discovered C corporation earnings and profits and pay an interest charge in respect of the period of delayed distribution. Special rules apply if we liquidate a foreign TRS or convert it to a QRS, including as to the federal income tax bases in the assets that carry over to us, as to the accumulated earnings which we must include as additional dividend income, and as to the C corporation’s earnings and profits that carry over to us. In general, however, the accumulated earnings of the liquidated foreign TRS must either be distributed to our stockholders as additional dividend income or be offset with available NOLs.

Other Tax Consequences

Our tax treatment may be modified by legislative, judicial or administrative actions at any time, which actions may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by the Congress, the IRS and the Treasury Department, and statutory changes, new regulations, revisions to existing regulations, and revised interpretations of established concepts are issued frequently. Likewise, the rules regarding taxes other than federal income taxes may also be modified. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions, or the direct or indirect effect on us. Revisions to tax laws and interpretations of these laws could adversely affect the tax or other consequences described above. We may also be subject to taxation by state, local or other jurisdictions, including those in which we transact business or are domiciled. These tax consequences may not be comparable to the federal income tax consequences discussed above.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS RELEVANT TO HOLDERS OF OUR DEBT SECURITIES

The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of fixed rate debt securities covered by this prospectus. A discussion of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase of convertible debt securities, short-term debt securities (generally, debt securities having maturities of not more than one year), floating rate debt securities or foreign currency debt securities, will be included in the applicable prospectus supplement if such debt securities will be issued. Persons considering the purchase of warrants should consult their own tax advisors regarding the tax consequences of the purchase, ownership and disposition thereof.

This summary, which does not represent tax advice, is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. This summary deals only with debt securities that will be held as capital assets and, except where otherwise specifically stated, is addressed only to persons who purchase debt securities in the initial offering. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as: banks, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a functional currency other than the U.S. dollar, regulated investment companies or other financial institutions, persons subject to alternative minimum tax, or expatriates. This summary does not discuss any state, local, foreign or other tax considerations not specifically addressed below. Prospective purchasers of debt securities should review the accompanying prospectus supplements for summaries of special U.S. federal income tax considerations that may be relevant to a particular issue of debt securities, including any floating rate debt securities or foreign currency debt securities (defined below).

As used herein, the term “U.S. Holder” means a beneficial owner of a debt security that is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or an entity taxable as a corporation for U.S. federal income tax purposes), that was established under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate whose worldwide income is subject to U.S. federal income tax; or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect under current Treasury regulations to be treated as a United States person. If a partnership holds debt securities, the tax treatment of partners will generally depend upon the status of the partner and the activities and status of the partnership. Partners of a partnership holding debt securities should accordingly consult their own tax advisors. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a debt security that is neither a U.S. Holder nor other entity classified as a partnership for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

Payments of Interest. Payments of qualified stated interest (as defined below under “—Original Issue Discount”) on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting).

Purchase, Sale, Exchange, Retirement or other Disposition of Debt Securities. A U.S. Holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as defined below) made on such debt security.

Upon the sale, exchange, retirement or other disposition of a debt security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. Holder’s tax basis in such debt security.

Except as discussed below with respect to market discount, gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual U.S. Holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The deductibility of capital losses is subject to limitations.

Original Issue Discount. In addition to, or as an alternative to, bearing qualified stated interest, a debt security may be issued with original issue discount, which we refer to as OID. U.S. Holders of debt securities with OID generally will be subject to the special tax accounting rules for obligations issued with original issue discount provided by the Code and certain regulations promulgated thereunder, which we refer to as the OID Regulations. Debt securities issued with OID will be referred to as original issue discount debt securities. Notice will be given in the accompanying prospectus supplement when we determine that a particular debt security is an original issue discount debt security. U.S. Holders of such original issue discount debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

A debt security will generally be considered to be issued with OID if its stated redemption price at maturity (as defined below) exceeds its issue price (as defined below) by more than a de minimis amount (generally, 0.25% of such stated redemption price multiplied by the complete years to maturity). The “stated redemption price at maturity” of a debt security is generally the sum of all payments to be made on the debt security other than qualified stated interest (as defined below). “Qualified stated interest” is generally stated interest that is unconditionally payable in cash or in property (other than our debt instruments) at least annually during the entire term of a debt security at a single fixed rate or, subject to certain conditions, based on one or more interest indices. The “issue price” of each debt security in a particular offering will generally be the first price at which a substantial amount of that particular offering is sold to the public (ignoring sales to underwriters, placement agents or wholesalers).

In general, each U.S. Holder of an original issue discount debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. Holder owns the debt security. The daily portions of OID on an original issue discount debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an original issue discount debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial U.S. Holder, the amount of OID on an original issue discount debt security allocable to each accrual period is determined by (a) multiplying the adjusted issue price (as defined below) of the original issue discount debt security at the beginning of the accrual period by the yield to maturity (as defined below) of such original issue discount debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an original issue discount debt security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. As a result of this “constant-yield” method of including OID in income, the amounts includible in income by a U.S. Holder in respect of an original issue discount debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

A U.S. Holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. Holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. Holder, the U.S. Holder making such election will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

A subsequent U.S. Holder of an original issue discount debt security that purchases the debt security at a cost less than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest), or an initial U.S. Holder that purchases an original issue discount debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if such U.S. Holder acquires the original issue discount debt security with “acquisition premium” (i.e., at a price greater than its adjusted issue price, which in the case of an initial U.S. Holder would be the issue price), the holder is required to reduce its periodic inclusions of OID income by a portion of the acquisition premium equal to the ratio of the OID that would otherwise be includable in such U.S. Holder’s income with respect to the debt security during the current taxable year, over the total remaining OID on the debt security as of the acquisition date.

Certain of the debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular original issue discount debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the accompanying prospectus supplement and should consult their own tax advisors with respect to such debt securities because the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

Premium and Market Discount. A U.S. Holder of a debt security that purchases the debt security at a cost greater than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. Original issue discount debt securities purchased at a premium will not be subject to the OID rules described above.

With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the debt security matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as a capital loss when the debt security matures.

If a U.S. Holder of a debt security purchases the debt security at a price that is lower than the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) or, in the case of an original issue discount debt security, its adjusted issue price, by at least 0.25% of the sum of the remaining payments to be made on the debt security (other than payments of qualified stated interest) multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. Holder. In such case, gain realized by the U.S. Holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security or, at the election of the U.S. Holder, under a constant-yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Information Reporting and Backup Withholding. The issuing and paying agent will be required to file information returns with the IRS with respect to payments made to U.S. Holders of debt securities unless an exception applies. In addition, U.S. Holders who are not exempt will generally be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the issuing and paying agent. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding:

(a)	No withholding of U.S. federal income tax generally will be required with respect to the payment by us or any issuing and paying agent on a debt security owned by a Non-U.S. Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the beneficial owner is not a controlled foreign corporation to which we are a “related person” within the meaning of Section 864(d)(4) of the Code, (iii) the beneficial owner is not a bank whose receipt of interest on a debt security is described in section 881(c)(3)(A) of the Code; (iv) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder) and (v) in the case of payments made after December 31, 2012 on debt securities issued after March 18, 2012, the Non-U.S. Holder has provided any required information with respect to its direct and indirect U.S. owners and, if the debt securities are held through a foreign financial institution, the institution has entered into an agreement with the U.S. government to collect and provide the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, and the Non-U.S. Holder has provided any required information to the foreign financial institution. Pursuant to IRS guidance, future regulations will provide that such withholding applies only to interest paid on or after January 1, 2014, and to other “withholdable payments” (including payments of gross proceeds from a sale or other disposition of our debt securities) made on or after January 1, 2015.

(b)	Subject to the discussion in clause (v) above, a Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of a debt security, unless (i) such gain is effectively connected with the conduct by the holder of a trade or business in the United States (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder) or (ii) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the retirement or disposition and certain other conditions are met;

(c)	If a Non-U.S. Holder is subject to withholding at a rate in excess of a reduced rate for which such holder is eligible under a tax treaty or otherwise, such Non-U.S. Holder may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the debt securities.

Notwithstanding the foregoing, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest income that is effectively connected with its U.S. trade or business (and, if an income tax treaty applies, is attributable to a U.S. “permanent establishment” or “fixed base” maintained by the Non-U.S. Holder). In addition, under certain circumstances, effectively connected interest income of a corporate Non-U.S. Holder may be subject to a “branch profits” tax imposed at a 30% rate (as reduced by an applicable treaty). A Non-U.S. Holder with effectively connected income will, however, generally not be subject to withholding tax on interest income if, under current procedures, it delivers a properly completed IRS Form W-8ECI.

In general, backup withholding and information reporting will not apply to a payment of interest on a debt security to a Non-U.S. Holder, or to proceeds from the disposition of a debt security by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor our paying agent has actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a debt security is not held through a qualified intermediary, the amount of payments made on such debt security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a holder’s particular situation, and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. Non-U.S. Holders should accordingly consult their own tax advisors as to the specific methods to use and forms to complete to satisfy these rules.

VALIDITY OF THE SECURITIES

The validity of the securities described in this prospectus will be passed upon for American Tower by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters will be passed upon for American Tower by Edmund DiSanto, Esq., Executive Vice President, Chief Administrative Officer, General Counsel and Secretary of American Tower. The validity of the securities described in this prospectus will be passed upon for any underwriters or agents, as the case may be, by Shearman & Sterling LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K, and the effectiveness of internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

We “incorporate by reference” into this prospectus and any applicable prospectus supplement certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until all the securities offered by this prospectus have been sold and all conditions to the consummation of such sales have been satisfied, except that we are not incorporating any information included in a Current Report on Form 8-K that has been or will be furnished (and not filed) with the SEC, unless such information is expressly incorporated herein by a reference in a furnished Current Report on Form 8-K or other furnished document:

•	our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 28, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 filed with the SEC on May 5, 2011, August 4, 2011 and November 2, 2011, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 31, 2011, March 8, 2011, March 16, 2011, April 12, 2011, May 19, 2011, June 3, 2011, June 3, 2011, August 25, 2011, September 7, 2011, September 22, 2011, October 4, 2011, October 6, 2011, November 29, 2011, December 8, 2011 and January 3, 2012; and

•	the description of our common stock contained in Exhibit 4.1 to Form 8-K filed with the SEC on January 3, 2012, and any subsequent amendments and reports to update that description.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Telephone: (617) 375-7500, Attention: Investor Relations.